                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                           the Securities Act of 1934

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14C-5(d)(2))
[X]      Definitive Information Statement

                            NTS-Properties Plus Ltd.
                (Name of Registrant As Specified In Its Charter)

                            NTS-Properties Plus Ltd.
                         NTS-Properties Plus Associates
                      (Name of Person(s) Filing Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      No Fee Required
[X]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

CALCULATION OF FILING FEE

----------------------------------------- --------------------------------------
TRANSACTION VALUATION: $409,872.78*            AMOUNT OF FILING FEE: $37.71 **
----------------------------------------- --------------------------------------

* The transaction valuation was calculated by multiplying 315,286.75, the number of limited partnership interests being purchased in the merger, by the purchase price of $1.30 per interest.

** The amount of the filing fee calculated in accordance with Exchange Act Rule 0-11 equals .0092% of the Transaction value.

         (1) Title of each class of securities to which transaction applies: limited partnership interests

         (2)      Aggregate number of securities to which transaction applies:
                  315,286.75

         (3) Per Interest price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $1.30

         (4)      Proposed maximum aggregate value of transaction: $409,872.78

         (5)      Total Fee Paid: $81.97

[ ]      Fee paid previously with preliminary materials.
[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid: $81.97

         (2)      Form, Schedule or Registration Statement Number: Schedule
                  13E-3

         (3) Filing Party: NTS-Properties Plus, Ltd., NTS-Properties Plus Associates, ORIG, LLC, J.D. Nichols and Brian F. Lavin

         (4)      Date filed: March 15, 2002

         This information statement is first being mailed to limited partners on or about May 24, 2002.

                            NTS-PROPERTIES PLUS LTD.
                             10172 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223
                                 (502) 426-4800


                               NOTICE OF ACTION BY
                       WRITTEN CONSENT OF LIMITED PARTNERS



To the Limited Partners of NTS-Properties Plus Ltd.:


         This notice is being provided by NTS-Properties Plus Ltd., a Florida limited partnership, to our limited partners. Notice is hereby given that our merger with and into ORIG, LLC , a Kentucky limited liability company and our affiliate ("ORIG"), was approved by the written consent of the holders of a majority of our outstanding limited partnership interests dated February 8, 2002, in lieu of a special meeting of the limited partners. The holders of a majority of the outstanding Interests include ORIG, NTS-Properties Plus Associates, a Kentucky limited partnership and our general partner, and Ocean Ridge Investments, Ltd., a Kentucky limited liability partnership ("Ocean Ridge").

         Our affiliates, ORIG, Ocean Ridge and our general partner, currently own 328,363.25 of our outstanding limited partnership interests, representing 51.02% of the voting power of our limited partners. This gives our affiliates a controlling interest in us and the merger therefore does not require the approval of limited partners not affiliated with us, our general partner, Ocean Ridge or ORIG.

         The merger will be conducted in accordance with an Agreement and plan of Merger between ORIG and us dated March 1, 2002. The merger will become effective on June 14, 2002, or such other time as we and ORIG determine. Upon completion of the merger, each outstanding interest will be canceled and each outstanding interest held by limited partners other than ORIG, Ocean Ridge and our general partner will be converted into the right to receive $1.30 per Interest. The merger consideration of $1.30 per interest represents the upper end of the range of appraised values of the interests which were appraised by the firm of Integra Realty Resources at ($1.73) to $1.64 per interest as of January 1, 2002. No membership interests in ORIG will be issued in exchange for the canceled interests. ORIG is a privately held limited liability company and will continue to exist as the surviving entity following the merger. Following the merger, the separate existence of the Partnership shall cease. A copy of the merger agreement is attached to the information statement as Appendix A and we urge you to read it in its entirety.

         J.D. Nichols is the manager and a member of ORIG and the managing partner of our general partner. Mr. Nichols is also the Chairman of the Board and sole director of the corporate general partner of our general partner. Brian
F. Lavin is a member of ORIG and an executive officer of the corporate general partner of our general partner. Our general partner, ORIG, Mr. Nichols and Mr. Lavin believe, based in part on an appraisal of the interests, that the terms and conditions of the merger agreement and the merger are fair to and in the best interest of us and the limited partners who are not affiliates of us, ORIG, Ocean Ridge or our general partner.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

       PLEASE DO NOT SEND IN YOUR PARTNERSHIP CERTIFICATES AT THIS TIME.


This letter and the accompanying information statement are first being mailed to limited partners on or about May 24, 2002.

                             NTS-PROPERTIES PLUS LTD

                             By: NTS-Properties Plus Associates, a Kentucky limited partnership and general partner of NTS-Properties Plus Ltd.

                             By:  /s/ J.D. Nichols
                                 -------------------------------------------
                             Its: Managing General Partner

                            NTS-PROPERTIES PLUS, LTD.

                              INFORMATION STATEMENT

                                  INTRODUCTION

         This information statement is furnished by NTS-Properties Plus, Ltd., a Florida limited Partnership (the "Partnership"), to our limited partners in connection with an Agreement and Plan of Merger, dated as of March 1, 2002, between us and ORIG, LLC, a Kentucky limited liability company affiliated with us. ORIG, LLC will be referred to in this information statement as "ORIG." The merger agreement provides for the merger of us with and into ORIG, with ORIG as the entity surviving the merger. The principal business of ORIG is investing in entities that own commercial and residential real estate. ORIG and NTS-Properties Plus Associates, a Kentucky limited partnership and our general partner, have furnished information to us for inclusion in this information statement.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MERGER AND RELATED TRANSACTIONS DESCRIBED HEREIN, OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ORIG, OUR GENERAL PARTNER, OR US.

         Our general partner fixed February 7, 2002 as the date for determining limited partners entitled to execute a written consent approving the merger. ORIG, our general partner and Ocean Ridge Investments, Ltd., a Kentucky limited liability partnership, referred to in this information statement as "Ocean Ridge," currently beneficially own 328,363.25 limited partnership interests, representing approximately 51% of the voting power of our limited partners. ORIG, our general partner and Ocean Ridge voted in favor of the merger in order to acquire all of the remaining outstanding limited partnership interests not held by ORIG, our general partner and Ocean Ridge.

         As a result of the merger, each interest not owned by ORIG, our general partner or Ocean Ridge will be converted into the right to receive $1.30 in cash, without interest. The merger consideration of $1.30 per interest represents the upper end of the range of appraised values of the interests which were appraised by the firm of Integra Realty Resources at ($1.73) to $1.64 per interest as of January 1, 2002. The total consideration payable to limited partners in the merger is approximately $409,873. Following the merger, the limited partners will have no interest in ORIG as the entity surviving the merger. A copy of the merger agreement is attached to this information statement as Exhibit A.

         We, ORIG and our general partner believe that, based on the Fairness Opinion of Integra Realty Resources dated February 28, 2002, the terms and provisions of the merger agreement and the merger are fair to and in the best interests of the limited partners who are not affiliates of us, ORIG, Ocean Ridge or our general partner.

         You should not view the merger consideration as equivalent to the fair market value or the liquidation value of an interest. There is no established trading market for the interests. As of March 31, 2002, December 31, 2001 and December 31, 2000, the book value of each interest was approximately $(.86), $(.86) and $(.90), respectively. The merger consideration has been determined by ORIG, in its sole discretion, based on:

         - The per interest price paid to limited partners in previous transactions.

         - The per interest price paid to limited partners in secondary market transactions during the period from January 1, 1997 to February 29, 2000 in which interests were transferred between limited partners at prices ranging from $.05 to $1.76 per interest, including a purchase of interests by a third party in January 2000 for $1.76 per interest and a purchase of interests by a third party in February 2000 for $1.55 per interest.

         - The response by limited partners to ORIG's tender offer of $1.30 per interest which expired on April 30, 2001.

         - The purchase of interests by ORIG, outside of the tender offer described above, in 2001 and 2002 at a price of $1.30 per interest.

         - The written opinion of Integra Realty Resources, an independent real estate appraisal firm, dated February 28, 2002, which states that the price of $1.30 per interest which we are offering to pay for interests is fair, from a financial point of view, to limited partners who are not affiliates with us, ORIG, Ocean Ridge or our general partner. Integra Realty Resources based its opinion on the assumptions, limitations and qualifications described in the opinion.

         -        The absence of a trading market for the interests.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         On February 8, 2002, ORIG, our general partner and Ocean Ridge executed and delivered to us a written consent in lieu of a meeting of limited partners approving the merger agreement and the merger and adopting the merger agreement. The merger will become effective no earlier than 20 days after this information statement is first sent or given to the limited partners. The effective date of the merger will be June 14, 2002, or such other time as our general partner, in its capacity as our general partner, and ORIG, our general partner and Ocean Ridge, in their capacity as limited partners, may determine. The merger agreement does not require the approval of limited partners other than ORIG, our general partner and Ocean Ridge.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This information statement is first being mailed to limited partners on or about May 24, 2002.

                               SUMMARY TERM SHEET

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS INFORMATION STATEMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY, YOU SHOULD CAREFULLY READ THE ENTIRE INFORMATION STATEMENT AND THE ATTACHED EXHIBITS.


THE PARTIES. NTS-Properties Plus Ltd. is furnishing this information statement to you. We are a Florida limited partnership that owns joint venture interests in commercial real estate properties, and are proposing to merge into ORIG, LLC, which is a Kentucky limited liability company affiliated with us and our general partner. ORIG is engaged in the business of investing in entities that own commercial and residential real estate. ORIG, our general partner and Ocean Ridge Investments, Ltd., another affiliate of ours, collectively own 328,363.25 interests representing a majority of our outstanding interests. ORIG also own interests in several limited partnerships affiliated with us and our general partner. See "INFORMATION ABOUT ORIG AND US."


THE MERGER. We will merge with and into ORIG, with ORIG being the entity which survives the merger. Upon consummation of the merger, all interests in us will be canceled and no securities in ORIG will be issued in place of our canceled interests. Following the merger, ORIG will own our joint venture interests in certain commercial real estate properties and will assume all of our liabilities. We expect that the merger will be completed by June 14, 2002. See "THE MERGER."


THE MERGER CONSIDERATION. ORIG will pay limited partners who are not affiliated with us or ORIG $1.30 per interest in cash. Limited partners who are affiliates of us or ORIG will be paid for their interests and will not have any ownership in ORIG following the merger. See "THE MERGER--Consideration to Be Paid in the Merger."


FACTORS IN DETERMINING THE MERGER CONSIDERATION. The merger consideration was not the product of negotiation, but was established by ORIG in its sole discretion. In determining the merger consideration per interest, ORIG considered, among other things, the following:

         - The per-interest price paid to limited partners in previous transactions. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."

         - The per-interest price paid to limited partners in secondary market transactions during the period from January 1, 1997 to February 29, 2000 in which interests were transferred between limited partners at prices ranging from $.05 to $1.76 per interest, including a purchase of interests by a third party in January 2000 for $1.76 per interest and a purchase of interests by a third party in February 2000 for $1.55 per interest. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."

         - The response by limited partners to ORIG's tender offer of $1.30 per interest which expired on April 30, 2001. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."

         - The purchase of interests by ORIG, outside of the tender offer described above, in 2001 and 2002 at a price of $1.30 per interest. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."

         - The written opinion of Integra Realty Resources, an independent real estate appraisal firm, dated February 28, 2002, which states that the price of $1.30 per interest which ORIG is offering to pay for interests is fair, from a financial point of view, to limited partners who are not affiliated with us, ORIG, Ocean Ridge or our general partner. Integra Realty Resources based its opinion on the assumptions, limitations and qualifications described in the opinion. See "SPECIAL FACTORS -- Summary of the Appraisal of Partnership Interests and Fairness Opinion."

         - The absence of a trading market for the interests. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."


OTHER PARTIES INVOLVED. While ORIG is the only party paying the merger consideration, we and ORIG are affiliated with three other parties which have made filings with the Securities and Exchange Commission in connection with the merger. Two of these parties are J. D. Nichols and Brian Lavin. Both Mr. Nichols and Mr. Lavin are executive officers of NTS Capital Corporation, which is the corporate general partner of our general partner, and Mr. Nichols is also the sole director of NTS Capital Corporation and the managing general partner of our general partner. The other affiliated party is our general partner, with whom we and ORIG are affiliated because, among other reasons, ORIG's owners, Mr. Nichols and Mr. Lavin, have decision-making authority with regard to our general partner. See "SPECIAL FACTORS -- Background of the Merger" and "EXECUTIVE OFFICERS OF THE CORPORATE GENERAL PARTNER OF OUR GENERAL PARTNER."


POSITION OF OUR GENERAL PARTNER. Our general partner, which is an affiliate of ours and ORIG, believes that the merger is fair, and in the best interest of limited partners who are not affiliated with us, ORIG, Ocean Ridge or our general partner. Our general partner based its belief that the offer is fair, in part, on the opinion of Integra Realty Resources attached as an exhibit to this Information Statement and the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the merger. Our general partner has a conflict of interest with regard to the merger because of, among other things, its affiliation with us and ORIG. See "SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."


DETERMINATION OF FAIRNESS. In addition to the fairness determination made by the general partner in deciding to approve the merger, we, ORIG, Mr. Nichols and Mr. Lavin have determined that the offer is fair to unaffiliated limited partners. This fairness determination is based on the same factors considered by the general partner in making its determination. ORIG has a conflict of interest in connection with this fairness determination because it is paying the merger consideration and has an incentive to acquire interests at a low price and to make a profit. Mr. Nichols and Mr. Lavin also have a conflict of interest because of their ownership of ORIG and their decision-making authority with respect to the general partner. We have a conflict of interest because of our affiliation with ORIG, Mr. Nichols and Mr. Lavin. "See SPECIAL FACTORS--Determination of the Merger Consideration and Fairness of the Merger Consideration."

PURPOSE OF THE MERGER. In recent years, the expenses associated with being a public partnership, coupled with our other operating expenses, have exceeded the limited cash flow generated by our real estate joint ventures. In addition, we have limited ability to make capital contributions to the joint ventures in which we participate. Our general partner also believes that the market price of the interests does not adequately reflect the value of our assets and that the absence of trading markets for the interests has resulted in a liquidity problem for limited partners, especially those limited partners who are not affiliated with us, ORIG or our general partner. Our general partner also questioned whether we derive any material benefit from being a public company. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Purpose of the Merger and Structure of the Transaction."

         From 1999 to 2001, our general partner held discussions with financial advisors and other professionals to consider steps that could be taken to address the concerns discussed above. During these discussions various alternatives were discussed, including the possibility of a "going private" transaction and various alternatives to a going private transaction. Specifically, our general partner considered a sale of our assets to an unaffiliated third party, selling our joint venture interests in our joint venture properties to our joint venture partners or having an affiliate of ours acquire a controlling interest in us which would allow us to explore future transactions without having to obtain the approval of limited partners who are not affiliated with us. After careful consideration, our general partner abandoned the idea of selling our assets to an unaffiliated third-party. Our assets consist primarily of minority interests in joint venture properties which would make it difficult for us to receive a fair price in a sale to an unaffiliated third-party. Our general partner also abandoned the idea of selling our joint venture interests to our joint venture partners due to the cash restraints of the joint venture partners. Initially, our general partner decided that a third-party tender offer by an affiliated entity would be advantageous. As a result, ORIG made a tender offer in which it sought to acquire a number of interests sufficient to give it, our general partner and Ocean Ridge control of us. As a result of the tender offer and additional purchases of interests by ORIG outside of the tender offer, ORIG, our general partner and Ocean Ridge collectively own a controlling interest in us. This has given our general partner the flexibility to explore various transactions designed to preserve our remaining value without the risk of the transactions not being approved when brought to a vote. If our affiliates did not own a controlling interest in us, we would incur substantial mailing costs, printing costs, accounting fees and legal fees in attempting to obtain the approval of limited partners who are not affiliated with our general partner, ORIG or us without a guarantee that we would obtain this approval. See "SPECIAL FACTORS -- Background of the Merger" and "SPECIAL FACTORS--Purpose of the Merger and Structure of the Transaction."

DISADVANTAGE OF THE MERGER TO LIMITED PARTNERS. The disadvantages of the merger to you are as follows:

         - You will receive cash in exchange for your interests and will not have the opportunity to maintain your ownership in us;

         - You will not be able to participate in any future appreciation of the membership interests of ORIG, which is the surviving entity;

         -        You will not be given the opportunity to vote on the merger;

         -        You do not have dissenters' rights with respect to the merger;
                  and

         - While the merger was approved by our general partner, ORIG and Ocean Ridge, who obtained an opinion as to the fairness of the merger consideration to unaffiliated limited partners, you did not have a representative appointed to negotiate on your behalf, and our general partner did not seek any alternative transactions with unaffiliated parties.


GOING-PRIVATE TRANSACTION. The merger is considered a going-private transaction, because once it is completed, all interests in us will be canceled, the registration of interests will be terminated and we will no longer be required to make filings with the Securities and Exchange Commission or to comply with securities laws and Securities and Exchange Commission regulations governing publicly-held entities. See "SPECIAL FACTORS--Certain Effects of the Merger."


PAYMENT FOR YOUR INTERESTS. ORIG will send you written instructions for exchanging your interests for the merger consideration promptly after the closing of the merger. Please do not send in your partnership certificates at this time. See "THE MERGER -- The Exchange Fund; Payment for Interests."


TAX CONSEQUENCES. Your sale of interests in this merger will be a taxable transaction for federal income tax purposes. The consequences to each limited partner may vary and you should consult your tax advisor on the precise tax consequences to you. See "SPECIAL FACTORS -- Certain Federal Income Tax Consequences."


AVAILABILITY OF FUNDS. ORIG currently has funds available under a line of credit that are sufficient to enable ORIG to pay the merger consideration. See "SPECIAL FACTORS -- Financing the Merger."


WRITTEN CONSENT OF LIMITED PARTNERS AFFILIATED WITH OUR GENERAL PARTNER, ORIG AND US. ORIG, our general partner and Ocean Ridge, in their capacity as limited partners, approved the merger by written consent in lieu of a meeting of limited partners. See "SPECIAL FACTORS -- Required Vote for Merger; Written Consent in Lieu of Meeting."


DISSENTERS RIGHTS. You do not have dissenters' rights with respect to this merger under Florida law. See "THE MERGER -- No Dissenters' Rights."


ADDITIONAL INFORMATION. If you would like any additional information about the merger, you can call 1-800-387-7454. See "AVAILABLE INFORMATION."

                             SELECTED FINANCIAL DATA

         The following represents selected financial data for the Partnership for the three months ended March 31, 2002 and March 31, 2001 and the years ended December 31, 2001, 2000, 1999, 1998 and 1997. The data should be read in conjunction with other financial statements and related notes incorporated herein by reference.

                                                3 mos.        3 mos.
                                                ended          ended
                                               March 31,     March 31,
                                                2002            2001            2001            2000
                                                ----            ----            ----            ----
Interest and Other Income                              0               0    $      1,081    $        563
Income (loss) from Investment in Joint            22,533          29,397         127,082         116,283
Ventures
TOTAL EXPENSES                                   (26,316)        (20,075)        (97,042)       (102,242)
                                            ------------    ------------    ------------    ------------
Net Income (loss)                           $     (3,783)   $      9,322    $     31,121    $     14,604
                                            ============    ============    ============    ============
NET INCOME (LOSS) ALLOCATED TO:
         General Partner                    $        (38)   $         93    $        311    $        146
         Limited Partners                   $     (3,745)   $      9,229    $     30,810    $     14,458
Net Income (loss) per Limited Partnership   $      (0.01)   $       0.01    $       0.05    $       0.02
Interest
Weighted Average Number of Limited               643,645         643,645         643,645         643,645
Partnership Interests Outstanding
CUMULATIVE LOSS ALLOCATED TO
         General Partner                    $   (102,395)   $   (102,575)   $   (102,357)   $   (102,668)
         Limited Partners                   $(10,137,056)   $(10,154,892)   $(10,133,311)   $(10,164,121)
CUMULATIVE TAX LOSS ALLOCATED TO
         General Partner                             N/A             N/A    $    (16,914)   $    (17,282)
         Limited Partners                            N/A             N/A    $ (3,782,880)   $ (3,826,021)
CUMULATIVE DISTRIBUTIONS DECLARED:
         General Partner                    $     20,592    $     20,592    $     20,592    $     20,592
         Limited Partners                   $  2,038,520    $  2,038,520    $  2,038,520    $  2,038,520
AT YEAR END:
         Equipment, net                     $      1,345    $      1,944    $      1,495    $      2,093
Total Assets                                $     10,241    $   (176,942)   $     27,658    $     86,658
Notes Payable                               $    360,500    $    258,000    $    325,500    $    232,000


                                                 1999            1998            1997
                                                 ----            ----            ----
Interest and Other Income                   $      2,037    $      2,629    $        547
Income (loss) from Investment in Joint           111,395       2,155,141          44,323
Ventures
TOTAL EXPENSES                                  (127,495)       (131,255)       (122,304)
                                            ------------    ------------    ------------
Net Income (loss)                           $    (14,063)   $  2,026,515    $    (77,434)
                                            ============    ============    ============
NET INCOME (LOSS) ALLOCATED TO:
         General Partner                    $       (141)   $     20,265    $       (774)
         Limited Partners                   $    (13,922)   $  2,006,250    $    (76,660)
Net Income (loss) per Limited Partnership   $      (0.02)   $       3.04    $      (0.12)
Interest
Weighted Average Number of Limited               650,531         660,429         666,248
Partnership Interests Outstanding
CUMULATIVE LOSS ALLOCATED TO
         General Partner                    $   (102,814)   $   (102,673)   $   (122,938)
         Limited Partners                   $(10,178,579)   $(10,164,657)   $(12,170,907)
CUMULATIVE TAX LOSS ALLOCATED TO
         General Partner                    $    (17,709)   $    (17,861)   $    (42,692)
         Limited Partners                   $ (3,879,335)   $ (3,904,694)   $ (6,283,963)
CUMULATIVE DISTRIBUTIONS DECLARED:
         General Partner                    $     20,592    $     20,592    $     20,592
         Limited Partners                   $  2,038,520    $  2,038,520    $  2,038,520
AT YEAR END:
         Equipment, net                     $      2,691    $      1,466    $    496,748
Total Assets                                $   (310,906)   $   (401,653)   $ (2,277,937)
Notes Payable                               $    165,000    $    110,000    $          0





DISCUSSION OF ITEMS THAT MATERIALLY AFFECT COMPARABILITY

Please see the Form 10-K as filed for the year ended December 31, 2000 for a discussion of the sale of the University II building, in which the one time gain was recognized by the partnership in its Income from Investment in joint venture.


BOOK VALUE PER INTEREST
Outstanding Interests                          643,650        643,650        643,650        643,650
Partners' Deficit                          $   554,352)   $  (572,368)   $  (550,569)   $  (581,690)
Book Value Per Interest                          (0.86)         (0.89)         (0.86)         (0.90)
Liabilities                                $   564,593    $   395,426    $   578,227    $   668,348
Outstanding Interests                          643,650        643,650        643,650        643,650
Liabilities Per Interest                   $      0.88    $      0.61    $      0.90    $      1.04
PARTNERSHIP'S SHARE OF LAND, BUILDINGS &
AMENITIES ADDITIONS
BBCIA                                      $         0    $         0    $    18,414    $         0
Lakeshore/University II                    $   232,832    $   189,031    $   520,562    $   420,244
Partnership's Share of Land, Buildings &   $    17,905    $    14,536    $    47,222    $    32,317
Amenities Additions                        ===========    ===========    ===========    ===========


BOOK VALUE PER INTEREST
Outstanding Interests                          643,650        658,407        663,407
Partners' Deficit                          $  (596,294)   $  (567,474)   $(2,588,989)
Book Value Per Interest                          (0.93)         (0.86)         (3.90)
Liabilities                                $   285,388
Outstanding Interests                          643,650
Liabilities Per Interest                   $      0.44
PARTNERSHIP'S SHARE OF LAND, BUILDINGS &
AMENITIES ADDITIONS
BBCIA                                      $         0
Lakeshore/University II                    $   289,693
Partnership's Share of Land, Buildings &   $    24,334
Amenities Additions                        ===========


                                                 TABLE OF CONTENTS

                                                                                                               PAGE

INTRODUCTION................................................................................................................i

SUMMARY TERM SHEET........................................................................................................iii

SELECTED FINANCIAL DATA...................................................................................................vii

SPECIAL FACTORS.............................................................................................................1

         Background of the Merger...........................................................................................1

         Determination of the Merger Consideration and Fairness of the Merger Consideration.................................9

         Summary of the Appraisal of Partnership Interests and Fairness Opinion............................................12

         Summary of Real Estate Appraisals.................................................................................16

         Purpose of the Merger and Structure of the Transaction............................................................24

         Conflicts of Interest and Transactions with Affiliates............................................................25

         Financing the Merger..............................................................................................30

         Certain Effects of the Merger.....................................................................................31

         Certain Federal Income Tax Consequences...........................................................................31

         Accounting Treatment..............................................................................................33

         Amount and Source of Funds........................................................................................33

         Regulatory Matters................................................................................................35

         Required Vote for Merger; Written Consent in Lieu of Meeting......................................................35

THE MERGER.................................................................................................................36

         Consideration to Be Paid in the Merger............................................................................36

         The Exchange Fund; Payment for Interests..........................................................................36

         Amendment.........................................................................................................37

         Applicable Law....................................................................................................37

         Estimated Fees and Expenses.......................................................................................37


         No Dissenters' Rights.............................................................................................38

INFORMATION ABOUT ORIG AND US..............................................................................................38

         Cash Distribution Policy..........................................................................................42

EXECUTIVE OFFICERS OF THE CORPORATE GENERAL PARTNER OF OUR GENERAL PARTNER.................................................42

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............................................................42

INDEPENDENT ACCOUNTANTS....................................................................................................44

LIMITED PARTNER PROPOSALS..................................................................................................44

AVAILABLE INFORMATION......................................................................................................44

APPENDIX A - AGREEMENT AND PLAN OF MERGER.................................................................................A-1

APPENDIX B - FAIRNESS OPINION.............................................................................................B-1

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         We own a 39.05% interest in a joint venture which itself owns 100% of a commercial property located in Louisville, Kentucky known as Blankenbaker Business Center 1A. We also own a 7.69% interest in the Lakeshore/University II Joint Venture which itself owns 100% of three commercial properties located in Fort Lauderdale, Florida known as Lakeshore Business Center Phases I, II and
III. For a description of these properties, see "INFORMATION ABOUT ORIG AND US."

         Blankenbaker Business Center 1A has one tenant, Sykes HealthPlan Services, Inc., which occupies 100% of the Business Center. In 1999, Sykes HealthPlan Services, Inc. announced its intention to build its own facility in Jefferson County, Kentucky, which raised a question as to whether it intended to occupy the Business Center through the expiration of the lease in July 2005. In June 2000, Sykes HealthPlan Services, Inc. was sold to a New York investment firm. We have not yet received any information concerning the effect that this sale may have on the intention of Sykes HealthPlan Services, Inc. to occupy the Business Center through the expiration of the lease in July 2005. A prior owner of Sykes HealthPlan Services has guaranteed its obligation under the lease. However, if Sykes HealthPlan Services, Inc. vacates the Business Center before expiration of the lease, there is a risk that it may not make all of the payments required under the lease and we may not be able to collect on the guaranty or find a replacement tenant.

         The following table shows the occupancy levels at Lakeshore Business Center Phase I, Lakeshore Business Center Phase II and Lakeshore Business Center Phase III for the three months ended March 31, 2002 and the years ended December 31, 2001 and December 31, 2000.


                                            3/31/2002                     12/31/2001                     12/31/2000
                                            ---------                     ----------                     ----------

Lakeshore Business
Center Phase I                                  84%                            89%                            85%

Lakeshore Business
Center Phase II                                 85%                            82%                            86%

Lakeshore Business
Center Phase III                                34%                            28%                            12%

         We experienced losses from operations in 1999 and made only small profits in 2000 and 2001. We had a net loss of $3,783 for the three months ended March 31, 2002, a net profit of $31,121 for the year ended December 31, 2001, a net profit of $14,604 for the year ended December 31, 2000, and a net loss of $14,063 for the year ended December 31, 1999. While we had net income of $2,026,515 in 1998, this was due primarily to a gain on the sale of assets of $2,083,049. In 1997 we had a net loss of $77,434. In addition, our cash flow has been and will continue to be affected by the following:

         - The funding necessary to construct Lakeshore Business Center Phase III. The construction cost of this property is approximately $4,300,000. At the time of construction we had a 12%
                  ownership interest in the joint venture owning this property and accordingly would have been responsible for $516,000 of these costs. We were unable to make the first capital contributions to the joint venture to pay our share of these construction costs, and our percentage interest in the joint venture declined to 8.40% as of July 1, 1999. We were also unable to make the second capital contribution to the joint venture and our percentage interest in the joint venture declined further to 7.69% as of July 1, 2000.

         - The funding necessary to cover the costs of improvements, replacements and/or repairs to all of our joint venture properties. Our share of these costs was $17,905, $47,222 and $32,317 for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000, respectively. In 2000 and 2001, these costs were not unusually large, and were paid from the cash flow of the properties. However, to the extent extraordinary costs of this nature arise, they would require a contribution to the joint ventures which we would be unable to afford. For 2002, our share of these costs is expected to be approximately $21,170.

         - The large payments on the loans used to purchase and make improvements to the joint venture properties. Our interest expense was $7,513, $24,584 and $18,957 for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000, respectively.

         - The administrative costs associated with being a public partnership. We estimate that these administrative costs, which include legal and accounting fees and the costs associated with communications with limited partners, were $10,315, $46,650 and $61,901 for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000, respectively.


These operating losses and reduced cash flow have made it difficult for us to pay our expenses and as a result we have:

         -        suspended distributions;

         - requested NTS Development Company, an affiliate of ours and of ORIG, to defer amounts owed to it by us for property management and repair and maintenance fees;

         -        borrowed funds from a bank to enable us to meet our expenses;
                  and

         - failed to make capital contributions to the joint ventures in which we participate, resulting in a reduction of our percentage ownership in the joint ventures. The other participants in the joint venture are NTS-Properties IV, NTS-Properties V, and NTS/Ft. Lauderdale, Ltd., all of which are affiliates of ours because, among other things, Mr. Nichols and NTS Capital Corporation, the general partners of our general partner, have similar roles with respect to NTS-Properties IV and NTS-Properties V, and Mr. Nichols indirectly owns a majority of the stock of NTS Ft. Lauderdale, Ltd.

         In July 1999, a series of meetings were held between Mr. Nichols, Mr. Lavin, Gregory Wells and Neil A. Mitchell, all acting on behalf of our general partner, to evaluate our cash needs relating to our obligations as a member of the Lakeshore/University II Joint Venture. Mr. Nichols is the Chairman of the Board of NTS Capital Corporation, the corporate general partner of our general partner, as well as the managing general partner of our general partner. Mr. Lavin, Mr. Wells and Mr. Mitchell serve as President/Chief Operating Officer, Chief Financial Officer, and Vice President, respectively, of NTS Capital Corporation. After analyzing our cash position, our general partner determined our ability to continue as a going concern depended upon NTS Development Company's continued guaranty of our indebtedness. Following its determination, Mr. Nichols, Mr. Lavin, Mr. Wells and Mr. Mitchell, on behalf of our general partner, identified potential solutions to our financial problems including the following:

                  (i) a refinancing of the debt on the joint venture properties to improve cash flow;

                  (ii) a sale of all of our assets, including our joint venture interests in Blankenbaker Business Center Joint Venture and Lakeshore/University II Joint Venture, followed by a liquidation, with the proceeds from the sale of our assets to be distributed to the limited partners;

                  (iii) a merger of us with ORIG or another entity affiliated with us under which ORIG or the affiliate would be the surviving entity and we would cease to exist; and

                  (iv) a third-party tender offer made by an entity affiliated with us under which the affiliate would offer to purchase all of the outstanding interests.

         Our general partner decided that it needed more information to properly evaluate the foregoing options. Accordingly, in July of 1999, our general partner decided to have a third party conduct appraisals of our joint venture properties. Mr. Lavin and Mr. Mitchell were asked to locate an appropriate third party to conduct the valuation. Mr. Lavin and Mr. Mitchell had discussions with four financial services firms, including Integra Realty Resources, after which our general partner decided to hire Integra Realty Resources to conduct the appraisals. In November of 1999, our general partner received the results of the appraisals from Integra Realty Resources.

         At the end of 1999, NTS Financial Partnership, which in 1998 began providing security for one of our loans, informed us that as of December 31, 1999, it would no longer provide this security. NTS Financial Partnership's decision to no longer provide this security was based on its belief that our losses were unlikely to decrease. NTS Financial Partnership is our affiliate because it is owned by NTS Capital Corporation, the corporate general partner of our general partner, NTS Development Company, and J. D. Nichols. NTS Development Company is a wholly-owned subsidiary of NTS Corporation, which also wholly owns NTS Capital Corporation. As of January 1, 2000, NTS Development Company and NTS Corporation, which had previously agreed to defer payment of amounts owed to them as of December 31, 1998, and all of 1999, decided to no longer defer those amounts. NTS Development Company and NTS Corporation had also previously agreed to advance us funds to enable us to make payment to non-affiliates, but decided to discontinue these advances, also as of January 1, 2000. Like the decision of NTS Financial Partnership, those decisions were based on a belief that our losses were unlikely to decrease. NTS Financial Partnership's provision of security for our debt, as well as NTS Development Company's deferral of expenses and advances of funds, were based in part on the hope that our losses would decrease.

         On March 24, 2000, our independent auditors issued an opinion following an audit of our fiscal 1999 financial statements questioning our ability to continue as a going concern. In addition, our general partner determined that even if the cash flow from our joint venture properties improved, as a result of increased occupancy rates, our share of this cash flow would not be enough to offset our administrative expenses. While we, the general partner and our affiliates considered alternatives to help us reduce our administrative costs and increase our net profits, including this merger, NTS Development Company and NTS Corporation continued to defer payments owed to them and continued to advance funds to us. Additionally, NTS Financial Partnership continues to provide security for one of our loans. These concessions were made by NTS Corporation, NTS Development Company and NTS Financial Partnership in anticipation of our taking an action which would substantially reduce our administrative expenses by an amount sufficient to allow us to operate profitably and to enable us to make capital contributions to our joint ventures in a timely fashion, make the deferred payments and repay the advances.

         Based on the results of the appraisal of our joint venture properties and an assessment of its general financial condition and results of operations, our general partner considered the actions summarized above with a view to preventing the additional depletion of our resources and maximizing the value of each limited partner's investment in us.

         With regard to the first alternative listed above, a refinancing of the debt on properties held by joint ventures in which we have ownership interests would not improve the cash flow of the joint venture properties because it would involve paying a substantial penalty. The precise amount of the prepayment penalties are specified in the loan agreements between the joint ventures and the lenders. In February 2001, the Partnership estimated that the penalties for prepaying the loans on Lakeshore Business Center Phases I and II would be approximately $429,000 and $461,000, respectively. The estimated prepayment penalty on the loan on Blankenbaker Business Center 1A was approximately $134,000. There is no prepayment penalty on the construction loan used to build Lakeshore Business Center Phase III.

         As another alternative to address our deteriorating financial condition, our general partner considered a sale of our joint venture interests in the Blankenbaker Business Center Joint Venture to NTS-Properties IV or NTS-Properties VII, Ltd., the other participants in the joint venture. Similarly, our general partner considered a sale of its joint venture interests in the Lakeshore/University II Joint Venture to NTS-Properties IV or NTS-Properties V, the other primary participants in this joint venture. However, the general partners of NTS-Properties IV, NTS-Properties V and NTS-Properties VII, Ltd., through their own general partners, Mr. Nichols and NTS Capital Corporation, determined that these sales would not be in the best interests of these partnerships, primarily because the partnerships did not have sufficient excess cash to make the purchases.

         After evaluating the risks and benefits of selling all of our assets, our general partner determined that it would be very difficult to receive a fair price for these assets. Our general partner found that, since our joint venture interests represent minority interests in the particular joint ventures, it would be very time consuming and costly to effectuate a sale of the joint venture interests. Minority interests are less desirable than controlling interests and no market exists for the sale of our minority interests in our joint venture properties. Even if a market did exist there would be an extremely small number of potential purchasers. In addition, our general partner reached the conclusion that the properties do not generate sufficient cash flow to make the minority interests attractive to a purchaser. Our general partner concluded that if we expended the time and resources necessary to effectuate the sale of the minority interests, we might continue to lose money from our operations and that, because we are a public partnership, our administrative costs would continue to deplete our resources. For the above reasons, we did not attempt to sell our interests in the joint ventures.

         Our general partner found that, even if we were able to find a buyer willing to purchase our joint venture interests there would be no guarantee that we would receive a fair price for these interests, despite the fact that we would probably have to spend a significant amount of time and money to receive the best price. If we succeed in selling our joint venture interests, we would need to pay a commission of approximately 3% to a third party to facilitate the sale, which would reduce the net proceeds. In response to an inquiry from our general partner, a bank with whom our general partner and its affiliates do business has stated that a proposed purchaser of the minority interests in the joint venture would likely have difficulty obtaining financing unless the purchaser was willing to pledge substantial collateral in addition to the joint venture interests themselves.

         After evaluating the risks and benefits of our merging with ORIG or another entity affiliated with us, our general partner initially determined that the risks to limited partners and the expenses that would be incurred by us outweighed the potential benefits of a merger. At that time ORIG, our general partner and Ocean Ridge did not have a controlling interest in us. In order to obtain the necessary approval of the limited partners, both we and the affiliated entity would have incurred expenses associated with notifying the limited partners of the merger and attempting to obtain the limited partners' approval, without a guarantee that a majority of the limited partners would vote in favor of the merger. If a majority of limited partners voted against the merger, then those parties voting in favor of the merger would not have received payment for their interests. As a result, we would have incurred substantial expenses, further depleting our resources, without providing liquidity to any limited partners.

         In July 2000, Mr. Nichols, Mr. Lavin, Mr. Wells and Mr. Mitchell had a series of discussions in which they considered each of the foregoing actions. As a result of these discussions, our general partner reached the conclusion that a third-party tender offer for all of the outstanding interests would provide the most expedient and practicable means by which our general partner could accomplish its goals of preventing the costs of being a public company from further depleting our resources and of maximizing the value of each limited partner's investment in us. In a third-party tender offer, we would not be required to use our resources to fund the purchase of interests from limited partners. Additionally, in a third-party tender offer, all limited partners would have an opportunity to receive cash for their interests and this opportunity could benefit limited partners in light of the fact that there is no established trading market in which limited partners may liquidate their interests, and that some limited partners may not wish to continue to assume the risks associated with ownership of minority interests in joint venture commercial real estate, including the risks associated with the uncertainties in the joint venture properties' markets.

         Following its determination that a third-party tender would be most advantageous, our general partner discussed this type of offer with its various affiliates. Our general partner believed that the only public affiliates which might receive a strategic benefit from the acquisition of the interests would be NTS-Properties IV and NTS-Properties V, which are participants in the real estate joint ventures in which we participate. Our general partner believed that NTS-Properties V, because it had an interest of over 80% in one of the joint ventures in which we participate, might receive a benefit from acquiring the interests because it would thereby obtain our 7.69% interest in the joint venture. However, the general partner of NTS-Properties V, through its own general partners, Mr. Nichols and NTS Capital Corporation, determined that this acquisition would not benefit NTS-Properties V which, if it acquired our limited partnership interests would also be purchasing our joint venture interests in a second joint venture in which NTS-Properties V did not have an interest. Similarly, Mr. Nichols and NTS Capital Corporation, on behalf of the general partner of NTS-Properties IV, determined that an acquisition of the interests would not be in the best interests of NTS-Properties IV. Acquiring our joint venture interests would allow NTS-Properties IV to gain over 50% ownership of one, but not both, of the joint ventures. In addition, Mr. Nichols and NTS Capital Corporation, on behalf of the general partners of both NTS-Properties IV and NTS-Properties V, determined that neither partnership had sufficient cash to make a tender offer for the interests. In addition, Mr. Nichols and NTS Capital Corporation did not believe it would be in the best interest of either partnership to incur debt and the legal, accounting and other expenses involved with a tender offer.

         Our general partner determined that ORIG would be the most logical candidate to conduct a tender offer for the interests because ORIG had conducted tender offers for interests in public partnerships affiliated with us and had already secured financing which could be used to conduct a tender offer. ORIG agreed to make an offer to purchase all of the outstanding interests held by limited partners, at a price of approximately $1.00 per interest. Our general partner determined that ORIG's offer presented an opportunity for ORIG to realize an acceptable return on amounts invested in acquiring the interests, while simultaneously providing the limited partners with an opportunity to receive a fair price for their interests. ORIG did not prepare any formal analysis concerning the return it might receive from holding the interests. However, ORIG believed that if it acquired enough interests to terminate the registration of the interests under the Exchange Act, because of the elimination of the costs associated with being a public entity, our financial condition might improve over time. ORIG believed it could, if necessary, hold the interests for a long period of time with a view to realizing any long-term appreciation from the properties held by the joint ventures in which we participate. In addition, ORIG would have the ability to make any required capital contributions to the joint ventures. ORIG and our general partner did not believe that we would be able to profit from long-term appreciation associated with these properties because, in the absence of a merger or other business combination, we would likely be forced into liquidation. In addition, because ORIG's tender offer was not conditioned on the tender of a minimum number of interests, our general partner determined that it would provide limited partners with the opportunity to receive liquidity even if ORIG did not succeed in gaining control of us.

         Upon ORIG's proposal to make a tender offer at a price of approximately $1.00 per interest, our general partner engaged Integra Realty Resources, a real estate appraisal company, to prepare a valuation of the interests. Our general partner selected Integra Realty Resources because the firm was familiar with us and had previously performed appraisals of two properties owned by the two joint ventures in which we participate.

         In October 2000, Integra Realty Resources gave a preliminary indication that the value of the interests would be between a negative number and $1.45. ORIG subsequently raised the price from $1.00 to $1.15 per interest. On October 20, 2000, Integra Realty Resources issued its valuation report in which it indicated that the range of values for the interests was $(2.13) to $1.45. In addition to the appraisal report, our general partner requested a separate opinion from Integra Realty Resources regarding the fairness of the transaction to limited partners not affiliated with us, ORIG, Ocean Ridge or our general partner. Integra Realty Resources issued an opinion on October 23, 2000, in which it found that the price of $1.15 per interest was fair to unaffiliated limited partners from a financial point of view.

         In establishing the purchase price with respect to the tender offer, ORIG reviewed certain publicly available information and certain information made available to it by our general partner and its affiliates. This information included, among other things:

         - a range of values established by Integra Realty Resources's independent appraisal of the interests;

         -        the Partnership Agreement;

         - our annual reports on Form 10-K for the years ended December 31, 1999 and December 31, 1998;

         - financial information relating to the first and second quarters of 2000;

         - mortgages and associated documents relating to the joint venture properties;

         - other information provided by our general partner and its affiliates regarding property management and administrative services provided to us; and

         - information concerning repurchases of interests by us and third-party transactions involving interests.

         ORIG's determination of the purchase price was based on its analysis of the foregoing information and the other financial information and analyses concerning us described in ORIG's Offer to Purchase dated November 30, 2000, which was filed as an Exhibit to ORIG's Tender Offer Statement on Schedule TO, which was filed with the Securities and Exchange Commission on November 30, 2000. The Schedule TO was later amended on several occasions between February 14, 2001 and May 8, 2001.

         During ORIG's tender offer, ORIG raised the purchase price to $1.30. The tender offer expired on April 30, 2001 and ORIG acquired 211,214.25 interests for total consideration of $274,578.53, increasing the total number of interests owned by ORIG, your general partner and Ocean Ridge to 243,598.25. ORIG's purchases in the tender offer did not result in its acquiring, together with your general partner and Ocean Ridge, a controlling interest in us. ORIG made additional purchases from limited partners seeking to sell their limited partnership interests after the tender offer. On November 21, 2001, our general partner retained Integra Realty Resources to prepare updated appraisals of the properties owned by the joint ventures in which we participate and of our limited partnership interests, in anticipation of the collective ownership of ORIG, your general partner and Ocean Ridge exceeding 50% of our outstanding interests. In the past two years NTS Corporation, the parent company of NTS Capital Corporation, the corporate general partner of our general partner, paid Integra Realty Resources a total of approximately $30,000 for services which included the appraisal of properties and the valuation of interests in private limited partnerships. The appraisal costs incurred by NTS Corporation consist of: (i) $15,000 for the original appraisal and fairness opinion given as of October 23, 2000 relating to ORIG's tender offer; and (ii) an additional $15,000 for an updated appraisal report and a new fairness opinion given as of February 28, 2002 relating to the merger.

         Between May 2001 and February 2002, ORIG acquired additional interests from limited partners in privately negotiated transactions outside of the tender offer described above at a price of $1.30. By February 7, 2002, ORIG had acquired an additional 84,765 interests which increased the total ownership of ORIG, our general partner and Ocean Ridge to 328,363.25 interests. As of February 7, 2002 ORIG, our general partner and Ocean Ridge controlled over 51% of our outstanding interests.

         After the additional purchases by ORIG which resulted in the collective ownership of ORIG, our general partner and Ocean Ridge exceeding 50% of our outstanding interests, Mr. Nichols, Mr. Lavin, Gregory A. Wells and Neil A. Mitchell, acting on behalf of our general partner and ORIG, reevaluated the benefits of merging us with and into ORIG. As previously discussed, as of July of 1999, our general partner considered that the risks of doing a merger with ORIG outweighed the potential benefits. At that time, ORIG, our general partner and Ocean Ridge did not have a controlling interest in us. Thus, in order to obtain the approval of the limited partners, both we and ORIG would have incurred expenses associated with notifying the limited partners of the merger and attempting to obtain the limited partners' approval. In addition, there was no guarantee that a majority of the limited partners would vote in favor of the merger. A merger was therefore not considered appropriate at that time. As of February 7, 2002, however, ORIG, our general partner and Ocean Ridge had a controlling interest in us. Therefore, the risks associated with conducting a merger which previously existed are now absent.

         On December 19, 2001, Mr. Nichols, Mr. Lavin, Mr. Wells and Mr. Mitchell met with our outside counsel at its offices in Chicago. At this meeting, those individuals, acting on behalf of our general partner, decided to pursue a merger between us and ORIG.

         On February 28, 2002, Integra Realty Resources issued its valuation report in which it indicated that the range of values for the interests was ($1.73) to $1.64. In addition to the appraisal report, our general partner requested a separate opinion from Integra Realty Resources regarding the fairness of the transaction to limited partners who are not affiliated with us, ORIG, Ocean Ridge or our general partner. Integra Realty Resources issued an opinion on February 28, 2002 in which it found that the merger consideration of $1.30 per interest was fair to unaffiliated limited partners from a financial point of view.

         At the present time, our general partner and ORIG believe that our merger with and into ORIG is the most cost effective and expedient means of taking us private to reduce the administrative costs associated with being a public company. On February 8, 2002, our general partner, in its capacity as our general partner and ORIG, our general partner and Ocean Ridge, in their capacity as limited partners holding a majority of the voting power, approved the merger agreement and the merger and adopted the merger agreement.

         In establishing the merger consideration, ORIG reviewed certain publicly available information and certain information made available to it by our general partner and its affiliates. This information included, among other things:

         - a range of values established by Integra Realty Resources's independent appraisal of the interests;

         -        our partnership agreement;

         - our quarterly report on Form 10-Q for the nine months ended September 30, 2001 and our annual reports on Form 10-K for the years ended December 31, 2000 and December 31, 1999;

         - mortgages and associated documents relating to the joint venture properties;

         - other information provided by our general partner and its affiliates regarding property management and administrative services provided to us; and

         - information concerning repurchases of interests by us and third-party transactions involving interests.

         In determining the merger consideration, ORIG also considered the response to its tender offer for interests which expired on April 30, 2001 and considered the prices paid by ORIG to limited partners in privately negotiated transactions between May 2001 and February 2002. ORIG's determination of the merger consideration was based on its analysis of the above information and the other financial information and analyses concerning us described in this information statement.


         Limited partners who are not affiliated with us, ORIG, Ocean Ridge or the general partner were not independently represented in the determination of the merger consideration. No provisions were made by us, ORIG, Ocean Ridge or the general partner in connection with the merger to grant unaffiliated limited partners access to our books and records or to obtain counsel or appraisal services for the benefit of the unaffiliated limited partners. No independent person or committee, other than the firm of Integra Realty Resources, Kentucky-South Indiana, has evaluated or rendered any opinion with respect to the fairness of the merger consideration and the merger.

DETERMINATION OF THE MERGER CONSIDERATION AND FAIRNESS OF THE MERGER
CONSIDERATION

         Determination of the Merger Consideration. In connection with the merger, our general partner obtained an appraisal of the value of our limited partnership interests from the firm of Integra Realty Resources, Kentucky-Southern Indiana, or "Integra," a real estate appraisal company. ORIG agreed to reimburse us for the cost of obtaining this report. The appraisal performed by Integra was an update of a report which had been prepared by Integra in October 2000 in connection with ORIG's tender offer. NTS Capital Corporation, the corporate general partner of our general partner, paid Integra a total of $30,000 in connection with the preparation of this report and the fairness opinion disclosed below. This cost includes the expenses incurred in connection with the original appraisal and the fairness opinion issued in connection with the previous tender offer, which were $15,000, and the expenses incurred in connection with the updated appraisal and the fairness opinion issued in connection with this merger. ORIG will reimburse NTS Capital Corporation for the costs incurred by NTS Capital Corporation in connection with the appraisal and fairness opinion.

         Integra's valuation was prepared in conformance with the most recent published information and court rulings relating to appraisal of minority interests in real estate. In its report dated February 28, 2002, Integra estimated the value of each interest to be between ($1.73) to $1.64. See "SPECIAL FACTORS -- Summary of the Appraisal of Partnership Interests and Fairness Opinion." Although ORIG believes that any price within this range would be fair to limited partners not affiliated with us, ORIG, Ocean Ridge or our general partner, and was motivated to establish the lowest price within this range of fairness, ORIG recognized the subjective nature of real estate valuation, and decided that the merger consideration would be $1.30 per interest.

         General Partner's Determination of the Fairness of the merger. While the merger consideration is not the result of arm's-length negotiations between ORIG and us, our general partner believes that the merger consideration and the other terms of merger agreement are fair to unaffiliated limited partners who will receive cash as a result of the merger. In evaluating the merger, our general partner based its conclusion on the following:

         - The fact that the merger consideration falls within a range of estimated values for the interests calculated by an unaffiliated appraiser;

         - the fact that the information available to us indicated that the majority of transactions in the interests since 1998 occurred within a range of $.50 to $1.30;

         - the fact that the weighted average price paid for the interests since 1998, in transactions of which we are aware, is approximately $1.00;

         -        our net book value of $(.88) as of September 30, 2001;

         - the fact that the $1.30 merger consideration includes a 30% premium over the $1.00 price we paid to repurchase interests in 1996 through 2000, and a 1.5% premium over $1.28, which is the weighted average of the price at which ORIG has purchased its interests;

         - the independent auditor's report questioning our ability to continue as a going concern;

         - the fact that the merger consideration is greater than the purchase price offered by an unaffiliated third party in September 1998, despite our financial condition having significantly deteriorated since that time;

         - the fact that Lakeshore Business Center Phase III is over 60% vacant;

         - the fact that the L/U II Joint Venture plans to replace the roof at the Lakeshore Business Center Phase I at a cost of approximately $400,000 and will require that we either make a capital contribution to cover our portion of the replacement costs or reduce our percentage interest in the joint venture;

         - the fact that a tenant leasing approximately 28,312 square feet of space at the Lakeshore Business Center Phase II threatened to vacate the premises and terminate the lease unless we reduced the rent, which resulted in the rent being lowered by over 22%, from $29,592 per month to $23,003 per month, made tenant improvements totaling $175,000 and made various other concessions;

         - the fact that the merger will provide limited partners with cash for their interests within a short period of time, and that this opportunity may benefit limited partners in light of the fact that there is no established trading market in which limited partners may liquidate their interests and that there are risks associated with ownership of minority interests in joint venture commercial real estate, including the risks associated with the uncertainties in the joint venture property's markets;

         - our general partner's belief that the high administrative costs of being a public partnership, which have averaged about $56,000 over the last three years, are draining our resources, including the cash flows generated by the joint venture properties, and will continue to do so, unless we are taken private by means of this merger;

         - the fact that the amount and timing of liquidating distributions to limited partners in the event of our liquidation would be subject to considerable uncertainties, and would depend upon the then-current markets for the joint venture properties, as well as upon the amounts that would be required to be reserved to satisfy contingent liabilities associated with property sales; and

         - the fact that the merger has been evaluated by an unaffiliated third party who determined that the merger is fair to limited partners unaffiliated with us, ORIG, Ocean Ridge or our general partner.

         Our general partner did not find it practicable to attach specific relative weights to the factors described above. However, in considering the estimates of value for the interests calculated by Integra using three different methodologies, our general partner gave most weight to the discounted cash flow analysis, which produced a range of estimated values of ($1.73) to ($1.46) per interest. As did Integra, our general partner gave this estimate the most weight because it accounted for future changes in cash flows. Our general partner gave the least weight to the comparable transaction analysis, which produced a range of estimated values of $1.25 to $1.35 per interest. Integra noted that this analysis represented the maximum value for the interests assuming a motivated purchaser. Our general partner determined that it was somewhat unlikely that a motivated purchaser would make an offer for interests in the foreseeable future. Our general partner does not believe that we are an attractive candidate for takeover because of our minority positions in the real estate joint ventures in which we participate, which prevent us from exercising control over the properties, and because of our limited cash flow. In addition, while our general partner has become aware of several tender offers in recent years for partnerships affiliated with us, no third party, other than ORIG, has made a tender offer for our interests since September 1998. Our general partner found that the reliability of the transaction prices for the interests was reduced by the lack of an active market.

         Our general partner noted that as an interim step in the comparable public partnership analysis conducted by Integra, the firm estimated a value for the interests of $1.30 to $2.35 by applying to our earnings multiples used to value other limited partnerships. However, Integra found that those estimates were not a reliable indicator of what a purchaser would pay for the interests, because they did not take into account the debt on our balance sheet, which is unrelated to the properties held by the joint ventures in which we participate. Integra found that the implied equity value, which subtracts this debt from the values determined using multiples of earnings, was a more reliable indicator of the value of the interests than were estimates based on earnings multiples. Our general partner, for the same reason, placed very little reliance on valuations based on earnings multiples.

         As noted above, our general partner considered the prices paid for interests in recent transactions in assessing the fairness of the offer. Our general partner is aware that third parties purchased a total of 1,000 limited partnership interests in January and February 2000 at prices of $1.76 and $1.55 per interest. However, our general partner did not attach significant weight to these purchases because of the relatively small number of interests purchased and because the transactions took place over two years ago.

         In assessing the fairness of the Offer, our general partner considered the fact that ORIG and its affiliates already own about 51% of the outstanding interests and that no independent representative of the unaffiliated limited partners was appointed to negotiate the merger consideration. In addition, our general partner has a conflict of interest with regard to the merger because of, among other things, its affiliation with ORIG. Moreover, our general partner recognized that ORIG has an incentive to acquire the interests at a low price, and that Mr. Nichols and NTS Capital Corporation, who, approved the transaction as our general partners of our general partner, are also affiliated with ORIG and therefore not independent. See "SPECIAL FACTORS -- Conflicts of Interest and Transactions with Affiliates." Our general partner considered these factors to be outweighed by the factors described above, particularly the fact that an independent third party determined that the merger is fair to unaffiliated limited partners from a financial point of view, our questionable status as a going concern and the fact that the majority of transactions in the interests have been within a range of $.50 to $1.30.

         Determination by ORIG, J.D. Nichols, Brian Lavin and Us Regarding Fairness of the Merger. We, ORIG, Mr. Nichols and Mr. Lavin have determined that the merger is fair to unaffiliated limited partners. Our fairness determination, as well as that of ORIG, Mr. Nichols and Mr. Lavin, is based on the same factors considered by our general partner in making its determination. However, certain limited partners in partnerships affiliated with us, ORIG, Ocean Ridge, our general partner, Mr. Nichols and Mr. Lavin have alleged that the purchase price offered by ORIG in past tender offers for interests in these limited partnerships were too low. See "INFORMATION ABOUT ORIG AND US." ORIG has a conflict of interest in connection with this fairness determination because ORIG is paying the merger consideration and has an incentive to acquire interests at a low price and make a profit. Mr. Nichols and Mr. Lavin also have a conflict of interest because of their ownership of ORIG and their decision-making authority in connection with our general partner. We have a conflict of interest because of our affiliation with ORIG. See "SPECIAL FACTORS -- Conflicts of Interest and Transactions with Affiliates."

SUMMARY OF THE APPRAISAL OF PARTNERSHIP INTERESTS AND FAIRNESS OPINION

         Our general partner obtained a report from Integra estimating the value of the interests. This report was an update of a report previously prepared by Integra in connection with ORIG's tender offer which began in November 2000. In addition, our general partner requested from Integra a separate opinion as to whether the merger consideration was fair to unaffiliated limited partners from a financial point of view. Copies of the appraisal report for the interests and the fairness opinion are attached as exhibits to the Schedule 13E-3 filed with the Securities and Exchange Commission in connection with this merger, which is available for inspection and copying at our principal executive offices during our regular business hours by any limited partner or any representative of a limited partner who has been so designated in writing. Integra has consented to the inclusion of the appraisal report and the fairness opinion as exhibits to the Schedule 13E-3, and to our summarizing the appraisal report and fairness opinion in this information statement.

Appraisal of Partnership Interests

         Assumptions Underlying Appraisal of Partnership Interests. In reaching the conclusion in its appraisal report regarding the valuation of the interests, Integra assumed, among other things, that:

         - The Partnership Agreement was fully in effect as of January 15, 2002, the date Integra issued its report.

         - The Partnership has a 7.69% interest in Lakeshore Business Center Phase III, which is an office building recently completed and in the initial phase of absorption of occupancy.

         - The values of the joint venture properties in the two joint ventures in which we participate were not dramatically affected by market conditions between the effective date of the appraisals and the effective date of the appraisal report for the interests.

In addition, Integra specified that its report is not to be used for documentation in connection with personal income tax returns.

         Sources of Information. In reaching its conclusion regarding the valuation of the interests, Integra utilized resources including, but not limited to, the following:

         -        Our Forms 10-K for the years ended December 31, 1999 and 2000;

         -        Our Form 10-Q for the quarter ended September 30, 2001;

         -        Our Amended and Restated Agreement of Limited Partnership;

         - Documentation of recent mergers, acquisitions of controlling interests, and court rulings; and

         - Information provided by local broker-dealers, accounting firms, attorneys and legal experts.

         Overview of Procedures for Appraising the Fair Value of the Interests. Integra determined a range of values for the interests by using the following three valuation methods, each of which is described in more detail below:

         1. COMPARABLE PUBLIC PARTNERSHIP ANALYSIS - Under this approach, Integra determined how buyers and sellers in the marketplace value similar real estate limited partnerships in light of their revenues, earnings and other financial data, and calculated our estimated value based on our financial data.

         2. COMPARABLE TRANSACTION ANALYSIS - Under the Comparable Transaction approach, Integra determined the premiums which have been paid in recent years for the acquisition of controlling interests in entities, particularly in the construction and real estate industries, and determined the price that would be paid for a controlling interest in us if these same premiums applied.

         3. DISCOUNTED CASH FLOW - Under this method, Integra calculated our estimated value by analyzing our projected future cash flows and discounting these cash flows to their present value.

         Comparable Public Partnership Analysis. One of the methods used by Integra to estimate a value for the interests was the Comparable Public Partnership Analysis, under which Integra compared us with other real estate limited partnerships. The comparable partnerships which were analyzed were Damson Birtcher Realty Income Fund I and II, Davidson Growth Plus L.P., NTS-Properties VI, Nooney Real Property Investors II, Nooney Income Fund II and Krupp Realty Fund III. Integra selected these partnerships for comparison because the general partner of each of these partnerships was increasing its ownership percentage to over 50% and the partnerships were not paying cash distributions. The first step in the comparable company analysis was to calculate our estimated market value by applying to our earnings multiples used to value other limited partnerships. The earnings measures used by Integra were Earnings Before Interest and Taxes, or "EBIT," and Earnings Before Interest, Taxes, Depreciation and Amortization, or "EBITDA." Using EBIT as the measure of earnings, and eliminating the highest and lowest ratios, the partnerships had price/earnings ratios ranging from 4.66 to 8.41. Using EBITDA as the measure of earnings, the remaining partnerships had price/earnings ratios ranging from 3.35 to 7.67.

         We had EBIT of approximately $.28 per Interest and EBITDA of approximately $.42 per Interest in 2000. Using the above price to earnings multiples, our market value would be $1.41 to $3.22 per Interest using the multiples of EBITDA, and $1.30 to $2.35 using the multiples of EBIT. Multiplying the values per interest calculated using EBIT multiples of $1.30 to $2.35 by 643,650, the number of outstanding interests, resulted in a total estimated market value range of $836,745 to $1,512,578. From these figures Integra subtracted our debt, which accumulated as a result of our inability to meet expenses and are not related to the debt on the joint venture properties. The following table illustrates this calculation:

                                                TOTAL                          PER INTEREST
                                                -----                          ------------
                                       Low                High              Low              High
                                       ---                ----              ---              ----
Market Value                         $ 836,745         $ 1,512,578        $ 1.30           $ 2.35
Less: debt                           $(459,583)        $  (459,583)       $ (.71)          $ (.71)
Estimated equity value               $ 377,162         $ 1,052,995        $  .59           $ 1.64
Interests outstanding:  643,650

         As the above table indicates, the range of estimated values of the interests under the Comparable Public Partnership Analysis is $.59 to $1.64.

         Comparable Transaction Analysis. Under the second method used by Integra to estimate a range of values for our interests, it determined the price that would be paid for our interests if a "control premium" similar to that paid to acquire a controlling interest in other entities were paid to acquire a controlling interest in us. Integra considered the control premium which was paid for other entities in a variety of industries and then, more specifically, that paid in transactions involving entities in real estate and construction. In determining the control premiums, Integra used information from The Merger Stats Review, published by Ulihan, Howard and Ziskin, on 660 purchases of control of companies in several different industries in 2000, and from Merger Metrics, published by M&A News Trends, which analyzed transactions from 1996 to 2000, and which had specific figures for the acquisition of companies in the construction and real estate industries. The transactions in the real estate included in The Merger Stats Review had an average control premium of 49.2%. Those analyzed in the Merger Metrics study exhibited control premiums of 27% to 56%, but most of the transactions involved restaurants and hotels. Real estate transactions had an average premium of 25.2% based on 7 transactions. The transactions for the years 1996-2000 reflect premiums of 15.6% to 25.5%, but there were seven or less transactions each year, and Integra found that this data did not provide sufficient information to be used as an exclusive indicator of market activity.

         Using the data from The Merger Stats Review, premium ranges of 25% to 35% were selected to value the interests. Applying the range of control premiums, of 25% to 35%, to the historical price of our interests of $1.00, Integra estimated a range of values of $1.25 to $1.35 under the Comparable Transaction Analysis.

         Discounted Cash Flows. In conducting its discounted cash flow analysis, Integra estimated our gross revenues over the next ten years, before expenses. In projecting these cash flows, Integra began by using estimates of gross revenues which it prepared in connection with appraisals of the properties owned by the joint ventures in which we participate. These appraisals are described under "SPECIAL FACTORS --Summary of Real Estate Appraisals." Integra then multiplied the gross revenue estimates for each property by our indirect ownership percentage in the property to determine our share of these gross revenues for each year. Integra assumed that our percentage ownership in the joint ventures would remain the same for the next ten years. From our share of this cash flow, Integra subtracted our projected administrative expenses and debt service. The projections of administrative expenses were calculated using an estimate which we provided for

2002, and assuming that these expenses would increase by 3% per year. Integra projected our debt service expenses using information which we provided regarding the payments required to be made under the mortgages for the joint venture properties. Subtracting our total projected expenses for each year from the projected gross revenues yielded the estimated cash flows for each year. Our projected discounted cash flows in the ten-year period beginning in 2002 were ($1,270,320) over the first ten years, and $92,318 in the eleventh year.

         Integra determined the appropriate discount rate for the discounted cash flow analysis by estimating our weighted average cost of capital, which is our average cost of raising funds for both equity and debt financings. Integra used the Capital Asset Pricing Model ("CAPM") to calculate the appropriate weighted average cost of our equity capital. Under the CAPM, the first step in calculating the weighted average cost of capital is determining the risk-free cost of capital, i.e., the interest rate on instruments with no risk of default, such as U.S. government bonds. A "market risk premium," or an additional cost of capital associated with the risk of the market as a whole, plus a specific investment risk premium, or an additional cost of capital necessitated by risks particular to a particular entity which may not be present in other entities in the market, are added to the risk-free cost of capital to arrive at the total cost of equity capital. Integra used the rate on ten-year treasury bonds, or 5.60%, to estimate the risk-free rate and the difference between the expected rate of return on the Standard & Poor's index of 100 stocks and the risk-free rate, or 18.77%, as an estimate of the market risk premium. In addition, Integra added a specific investment risk premium of 2.00% based on its assessment of the risks peculiar to us. Adding the market risk premium and specific investment risk premium to the risk-free rate yielded a total cost of our equity capital of 26.37%.

         For an estimate of the cost of debt financing, Integra used the average interest rate associated with debt we incurred recently, or 8.5%. Integra then computed its weighted average cost of capital under assumptions that our percentage of equity and debt would be 45% equity and 55% debt, for the high discount rate, and 30% equity and 70% debt, for the low discount rate. Under each scenario, the 26.37% cost of our equity capital was multiplied by the equity percentage and the 8.5% cost of our debt capital was multiplied by the debt percentage. These calculations resulted in an estimated weighted average cost of capital range of 13.9% to 18.3%.

         Our value under the discounted cash flow analysis was calculated by starting with the sum of the discounted cash flows for Years 1 through 10 and adding the capitalized value of the Year 11 cash flow. The capitalized value of the year 11 cash flow was calculated by discounting the estimated cash flow in Year 11 of $92,318 to its present value using the 13.9% and 18.3% discount rates, and then capitalizing this amount using the same rates. The following table illustrates this calculation:

                                                                 18.3% Discount Rate             13.9% Discount Rate
                                                                 -------------------             -------------------
Sum of Discounted Cash Flow for Years 1 Through 10                 $(1,016,402)                     $ (1,270,320)
Capitalized Value of Year 11 Cash Flow                             $    79,433                      $    158,675
Estimated Partnership Value                                        $  (936,969)                     $ (1,111,644)
Number of Outstanding Interests                                        643,650                           643,650
Per-Interest Value                                                 $     (1.46)                     $      (1.73)

         As the above table indicates, the range of estimated values of our interests under the Discounted Cash Flow Analysis is $(1.73) to $(1.46).

         Summary of Estimated Values. The following table summarizes the estimated values for our interests under each of the three valuation methods.

                                                                          Low             High
                                                                          ---             ----
                   Comparative Public Partnership Analysis              $   .59          $  1.64
                   Comparable Transaction Analysis                      $  1.25          $  1.35
                   Discounted Cash Flow Analysis                        $ (1.73)         $ (1.46)
                   Overall Range                                        $ (1.73)         $  1.64

         In its appraisal report, Integra indicated that the value determined by the Control Premium Analysis was a maximum value and that whether this price would be received was dependent upon the motivation of the purchaser. It found that the value determined using the Discounted Cash Flow Analysis was entitled to the greatest weight because it accounted for changes in future cash flow.

Fairness Opinion
----------------

         In its fairness opinion dated February 28, 2002, Integra expressed the opinion that the merger consideration was fair to limited partners unaffiliated with us, ORIG, Ocean Ridge or our general partner from a financial point of view. In arriving at this opinion, Integra reviewed the documents filed by us with the Commission, appraisals of properties held by joint ventures in which we participate, the valuation of our interests prepared by Integra, and other documents furnished to it by us or our affiliates. Integra relied upon the appraisals of the real estate to determine the value of real estate assets held by joint ventures in which we participate. With regard to non-real estate assets, Integra assumed that our financial statements accurately reflect the financial condition of these assets. Integra physically inspected the properties located in Kentucky held by the joint venture in which we participate, but did not inspect the properties located in Florida.

         Integra was not requested by our general partner to make, nor is it making, any recommendation with regard to the merger. Integra did not express an opinion with regard to any assets or holdings held by partnerships or ventures other than our assets and the joint ventures in which we participate. In addition, Integra did not express an opinion as to the availability of funds necessary for ORIG to pay the merger consideration to our limited partners and cover the expenses of the merger.

SUMMARY OF REAL ESTATE APPRAISALS

         The following section is a summary of the real estate appraisals relied upon by Integra in connection with its appraisal of the interests.

Appraisal of Lakeshore Business Centers Phases I and II.
---------------------------------------------------------

         Summary of Appraisal. On January 31, 2002, Integra prepared an appraisal report for Lakeshore Business Centers Phases I and II. The appraisal report estimated the market values of these properties as of December 31, 2001. The properties are located on two adjacent tracts in Ft. Lauderdale, Florida.

         Assumptions and Limiting Conditions. In conducting its appraisal of the properties, Integra assumed, among other things, that financing is available to a creditworthy purchaser for the properties and that the properties have no environmental problems. For purposes of the appraisal the physical and economic conditions observed at the time of the inspection on December 9, 2001 formed the basis for the valuation and were assumed to reflect the value of the property as of December 31, 2001. Integra did not conduct a market study, but it did review current market trends.

         Sources of Information. In determining the appraised values of the properties, Integra considered, among other information, the following:

         - The legal attributes of the properties, such as restrictions on their use or the existence of agreements to sell the properties;

         - The assessed valuations and estimated property taxes for the properties;

         - Characteristics of the neighborhood in which the properties are located, including the types of buildings surrounding the properties and utilities accessed by the properties;

         - Information on sale prices and rents for comparable properties;

         - The "site attributes" of the properties, which include the size and shape of the land, number of parking spaces, access to roadways and ratio of the square footage of the buildings to the square footage of the land;

         - The "improvement attributes" of the properties, which include the size, age and condition of the buildings; and

         - The "economic attributes" of the properties, which include the uses which may be made of the properties under existing legal, physical and financial constraints.

         Overview of Valuation Methodologies. As a threshold matter, Integra determined whether the current use of the properties equaled their "highest and best," or most productive, use. If the current use of the properties were different than their highest and best use, this would affect their values. However, Integra determined that the current use of the properties for office space was also their highest and best use. After making this determination, Integra determined the appraised values of the properties by using the following valuation methods, both of which are described in more detail below:

         1. SALES COMPARISON APPROACH -- Under this approach, Integra estimated the value of the properties by determining the sale prices per square foot of comparable properties, adjusting the prices to account for differences between the comparable properties and the Lakeshore properties, and multiplying these adjusted prices by the square footage of the Lakeshore properties.

         2. INCOME CAPITALIZATION APPROACH -- Under the Income Capitalization Approach, Integra calculated estimated values for the properties by projecting their future cash flows and discounting these cash flows to their present value.


Integra did not use the Cost Approach, another common valuation approach, because using this method requires accurate estimates of the amounts by which buildings have depreciated, which becomes difficult as buildings become older. Both Lakeshore Business Center Phases I and II are over ten years old. In addition, the Cost Approach is not relied upon by investors as an accurate method of valuation.

         Sales Comparison Approach. Under the Sales Comparison Approach, Integra first valued the land component for each of the properties. In valuing the land, Integra selected four vacant tracts of land located in Ft. Lauderdale which were sold between August 1998 and April 1999. These tracts were sold at a price per acre ranging from $198,735 to $365,549, with an average price of $269,053 per acre. The land on which Lakeshore Business Center Phases I and II are located was determined to be comparable with respect to its location, improvements and physical condition. Lakeshore Business Center Phase I was valued at $200,000 per acre and Lakeshore Business Center Phase II was valued at $255,000 per acre. Multiplying these estimated prices per acre by the number of acres in the two tracts of land yielded estimated approximate values of $1,500,000 for Lakeshore Business Center Phase I and $1,700,000 for Lakeshore Business Center Phase II.

         Integra valued the Lakeshore Business Center Phases I and II properties by determining the price per square foot which was paid for five comparable properties, including the land and improvements, in recent transactions. From this price per square foot, Integra subtracted out the portion of the price per square foot attributable to the land, as distinguished from the improvements, to improve the reliability of the comparison. Integra then adjusted the price per square foot to account for differences in the age and condition of the properties. The analysis of the five properties indicated a range of values of $65.68 to $108.18 per square foot. Integra found that Lakeshore Business Center Phases I and II were most similar to three of the five properties, and based on the adjusted values of these properties used a value of $92.00 per square foot for Lakeshore Business Center Phases I and II. Using the value of $92.00 per square foot yielded a value for Lakeshore Business Center Phase I of approximately $9,700,000 and a value for Lakeshore Business Center Phase II of approximately $9,200,000.

         Income Capitalization Approach. The second valuation method used by Integra was the Income Capitalization Approach. Under this approach, Integra estimated the cash flow for each of the properties, before debt service and taxes, over a ten-year period. To project the cash flow, Integra began with the potential gross revenues for the properties at full occupancy, which were based on an analysis of the current rents, and the rents for comparable properties in the same market as the properties. The anticipated rents were then adjusted to account for anticipated vacancies, and to these adjusted figures Integra added the amounts which would be expected to be received from tenants for reimbursements of expenses. Integra then subtracted anticipated operating expenses and leasing and capital costs to arrive at the projected net cash flow before debt service and taxes.

         For each of the properties, Integra determined the value of the cash flows for years one through nine, discounted to present value, and added to this figure the capitalized value of the year ten cash flow, also discounted to present value. The rate at which the year ten cash flow was capitalized, or the "reversion rate," was determined by comparing capitalization rates for comparable properties and adjusting these rates to account for the risks associated with owning the properties over the next ten years. The reversion rates used by Integra under this analysis were 10.5% for Lakeshore Business Centers Phases I and II. Integra determined the rate at which the cash flows for years one through nine should be discounted by analyzing the yields on selected fixed income instruments. Under this analysis, Integra determined that the appropriate discount rates were 10.5% to 11% for Lakeshore Business Centers Phases I and II. Under this discounted cash flow analysis, Integra estimated a value of $10,000,000 for Lakeshore Business Center Phase I, and $9,200,000 for Lakeshore Business Center Phase II.

         Final Conclusion. Integra determined that the Income Capitalization Approach was the most reliable indicator of the values for the properties, because it is supported by a large amount of market data regarding rental rates, expenses and capitalization rates, and is considered to be consistent with market indications. An investor is the most likely purchaser of the appraised property and a typical investor would place the greatest reliance on the Income Capitalization Approach. Integra determined that the Sales Comparison Approach was not as reliable as the Income Capitalization Approach because as a result of the differences in the various elements of comparison, significant adjustments are required for many of the sales. The following is a summary of the values determined by Integra for the two properties:

          Property                                             Appraised Value
          --------                                             ---------------
          Lakeshore Business Center Phase I                      $10,000,000
          Lakeshore Business Center Phase II                     $ 9,200,000

Appraisal of Lakeshore Business Center Phase III
------------------------------------------------

         Summary of Appraisal. On January 31, 2002, Integra prepared an appraisal report for Lakeshore Business Center Phase III. The appraisal report estimated the market values of this property as of December 31, 2001. The property is located in Ft. Lauderdale, Florida on a tract of land adjacent to Lakeshore Business Centers Phases I and II.

         Assumptions and Limiting Conditions. In conducting its appraisal of the properties, Integra assumed, among other things, that financing is available to a creditworthy purchaser for the property, and that the property has no environmental problems. For purposes of the appraisal the physical and economic conditions observed at the time of the inspection on December 9, 2001 were the basis of the valuation and are assumed to reflect the value of the property as of December 31, 2001. Integra's report noted that the office building located on the property was approximately 28% occupied as of the date of inspection. Integra did not subtract the cost for the initial tenant finish from the "as is" value of the property, nor were the funds necessary for completion of the tenant finish, marketing and leasing commissions subtracted.

         Sources of Information. In determining the appraised value of the property, Integra considered, among other information, the following:

         - The legal attributes of the property, such as restrictions on its use or the existence of agreements to sell the property;

         - The assessed valuations and estimated property taxes for the property;

         - Characteristics of the neighborhood in which the property is located, including the types of buildings surrounding the property and utilities accessed by the property;

         - Information on sale prices and rents for comparable properties;

         - The "site attributes" of the property, which include the size and shape of the land, number of parking spaces, access to roadways and ratio of the square footage of the buildings to the square footage of the land;

         - The "improvement attributes" of the property, which include the size, age and condition of the buildings; and

         - The "economic attributes" of the property, which include the uses which may be made of the property under existing legal, physical and financial constraints.

         Overview of Valuation Methodologies. As a threshold matter, Integra determined whether the current use of the property equaled its "highest and best," or most productive, use. If the current use of the property was different than its highest and best use, this would affect its values. However, Integra determined that the current use of the property for office space was also its highest and best use. After making this determination, Integra determined the appraised values of the property by using the following valuation methods, all of which are described in more detail below:

         1. THE COST APPROACH -- Under this approach, Integra estimated the value of the property by determining what an informed purchaser would pay for a substitute property with the same utility.

         2. SALES COMPARISON APPROACH -- Under this approach, Integra estimated the value of the property by determining the sale prices per square foot of comparable properties, adjusting the prices to account for differences between the comparable properties and Lakeshore Business Center Phase III, and multiplying these adjusted prices by the square footage of Lakeshore Business Center Phase III.

         3. INCOME CAPITALIZATION APPROACH -- Under the Income Capitalization Approach, Integra calculated the estimated value of the property by projecting its future cash flows and discounting these cash flows to their present value.

         Cost Approach. Under the Cost Approach, Integra first valued the land component of the property. In valuing the land, Integra selected four vacant tracts of land located in Ft. Lauderdale which were sold between August 1998 and April 1999. These tracts were sold at a price per acre ranging from $198,735 to $365,549, with an average price of $269,053 per acre. The land on which Lakeshore Business Center Phase III is located was determined to be comparable with respect to its location, improvements and physical condition. Lakeshore Business Center Phase III was valued at $255,000 per acre. Multiplying these estimated prices per acre by the number of acres in the Lakeshore Business Center Phase III resulted in an approximate value of $900,000.

         After valuing the land component of Lakeshore Business Center Phase III, Integra estimated the cost of replacing or reproducing the existing improvements to the property under current market conditions. These costs include: (i) the direct costs for items such as labor and construction materials, including the contractors' overhead and profit; (ii) the indirect costs which include costs for planning, zoning fees, financing fees, accounting fees, administrative costs, leasing commissions and marketing expenses; and
(iii) the "entrepreneurial incentive," which is the profit that a developer would expect to make from the project. The estimated replacement costs were determined to be $4,229,540.

         Integra then estimated the depreciation to the improvements from all causes, which includes physical deterioration and functional and external obsolescence. Functional obsolescence is a loss in value caused by a design flaw, as viewed by today's standards. External obsolescence is a loss in value caused by forces outside the property such as a depressed market, noxious developments in the neighborhood, changes in land use or legislation. The estimated depreciation is then subtracted from the estimating replacement costs to arrive at the depreciated value. However, Lakeshore Business Center Phase III is brand new, so no depreciation was deducted, leaving its estimated value after this step at $4,229,540.

         At the time of the appraisal Lakeshore Business Center Phase III was only 28% occupied. Therefore, Integra subtracted from the depreciated value the estimated rent losses to be incurred while the property operated at less than full occupancy. Integra assumed that the property would not stabilize or be fully occupied for eighteen months. Thus, Integra subtracted the lost rent from this eighteen month period from the depreciated value to account for losses during the stabilization period. Integra estimated that the lost rent would be approximately $250,000. Subtracting $250,000 in estimated lost rent from the depreciated value of $4,229,540 results in a value of $3,979,540.

         Integra then added the estimated value of the land, $900,000, to $3,979,540 resulting in a valuation of approximately $4,900,000 using the Cost Approach.

         Sales Comparison Approach. The second valuation method used by Integra was the Sales Comparison Approach. Under the Sales Comparison Approach, Integra valued Lakeshore Business Center Phase III by determining the price per square foot which was paid for five comparable properties, including the land and improvements, in recent transactions. From this price per square foot, Integra subtracted the portion of the price per square foot attributable to the land, as distinguished from the improvements, to improve the reliability of the comparison. Integra then adjusted the price per square foot to account for differences in the age and condition of the properties. The analysis of the five properties indicated a range of value of $84.07 to $129.00. Integra found that Lakeshore Business Center Phase III was most similar to three of the five properties, and based on the adjusted values of these properties used a value of $105.00 per square foot for the property. Assuming full occupancy of the property, using the value of $105.00 per square foot yielded a value for Lakeshore Business Center Phase III of approximately $4,350,000. However, Integra subtracted the $250,000 in estimated lost rent to arrive at a value of $4,100,000.

         Income Capitalization Approach. The third valuation method used by Integra was the Income Capitalization Approach. Under this approach, Integra estimated the cash flow for Lakeshore Business Center Phase III, before debt service and taxes, over a ten-year period. To project the cash flow, Integra began with the potential gross revenues for the properties at full occupancy, which were based on an analysis of the current rents, and the rents for comparable properties in the same market as Lakeshore Business Center Phase III. The anticipated rents were then adjusted to account for anticipated vacancies, and to these adjusted figures Integra added the amounts which would be expected to be received from tenants for reimbursements of expenses. Integra then subtracted anticipated operating expenses and leasing and capital costs to arrive at the projected net cash flow before debt service and taxes.

         For each of the properties, Integra determined the value of the cash flows for years one through nine, discounted to present value, and added to this figure the capitalized value of the year ten cash flow, also discounted to present value. The rate at which the year ten cash flow was capitalized, or the "reversion rate," was determined by comparing capitalization rates for comparable properties and adjusting these rates to account for the risks associated with owning the property over the next ten years. The reversion rates used by Integra under this analysis was 10.5%. Integra determined the rate at which the cash flows for years one through nine should be discounted by analyzing the yields on selected fixed income instruments. Under this analysis, Integra determined that the appropriate discount rates were 10.5% to 11%. Under this discounted cash flow analysis, Integra estimated a value of $4,200,000 for Lakeshore Business Center Phase III.

         Final Conclusion. Integra determined that the Income Capitalization Approach was the most reliable indicator of the values for Lakeshore Business Center Phase III, because it is supported by a large amount of market data regarding rental rates, expenses and capitalization rates, and is considered to be consistent with market indications. An investor is the most likely purchaser of the appraised property and a typical investor would place the greatest reliance on the Income Capitalization Approach. Integra determined that the Cost Approach was not as reliable given the fact that purchasers of investment property do not typically rely on this valuation method. The Sales Comparison Approach was not as reliable as the Income Capitalization Approach because as a result of the differences in the various elements of comparison, significant adjustments are required to for many of the sales. Thus, Integra determined that the appraised value of Lakeshore Business Center Phase III to be $4,200,000.

Appraisal of Blankenbaker Business Center 1A.
---------------------------------------------

         Summary of Appraisal. On January 31, 2002, Integra prepared an appraisal report for Blankenbaker Business Center 1A, an office building in Jeffersontown, Kentucky. The appraisal report estimated the market values of this property as of December 31, 2001.

         Assumptions and Scope. In conducting its appraisal of the property, Integra assumed, among other things, that financing is available to a creditworthy purchaser for the property and that the property has no environmental problems. For purposes of the appraisal the physical and economic conditions observed at the time of the inspection on December 9, 2001 were the basis of the valuation and are assumed to reflect the value of the property as of December 31, 2001. Integra did not conduct a market study, but it did review current market trends.

         Sources of Information. In determining the appraised values of the property, Integra considered, among other information, the following:

         - The legal attributes of the property, such as restrictions on its use or the existence of agreements to sell the property;

         - The assessed valuations and estimated property taxes for the property;

         - Characteristics of the neighborhood in which the property is located, including the types of buildings surrounding the property and utilities accessed by the property;

         - Information on sale prices and rents for comparable properties;

         - The "site attributes" of the property, which include the size and shape of the land, number of parking spaces, access to roadways and the ratio of the square footage of the building to the square footage of the land;

         - The "improvement attributes" of the property, which includes the size, age and condition of the building; and

         - The "economic attributes" of the property, which include the uses which may be made of the property under existing legal, physical and financial constraints.

         Overview of Valuation Methodologies. As a threshold matter, Integra determined whether the current use of the property was the "highest and best," or most productive, use. If the current use of the property were different than its highest and best use, this would affect its value. However, Integra determined that the current use of the property for office space was also its highest and best use. After making this determination, Integra determined the appraised value of the property by using the following valuation methods, both of which are described in more detail below:

         1. INCOME CAPITALIZATION APPROACH -- Under the Income Capitalization Approach, Integra calculated estimated values for the property by projecting its future cash flows and discounting these cash flows to their present value.

         2. SALES COMPARISON APPROACH -- Under this approach, Integra estimated the value of the property determining the sale prices per square foot of comparable properties, adjusting the prices to account for differences between the comparable properties and the property, and multiplying these adjusted prices by the square footage of the property.

         Integra did not use the Cost Approach, another common valuation approach, because using this method requires accurate estimates of the amounts by which buildings have depreciated, which becomes difficult as buildings become older. Blankenbaker Business Center 1A was built in 1984. In addition, the Cost Approach is not used by investors as a reliable method of valuation.

         Income Capitalization Approach. The first valuation method used by Integra was the Income Capitalization Approach. Under this approach, Integra estimated the cash flow for the property, before debt service and taxes, over a ten year period. To project the cash flow, Integra began with the potential gross revenue for the property, which was based on an analysis of the current rents, and the rents for comparable property in the same market as the property. In addition, Integra noted that the property is currently leased by a single tenant who has the option to renew the lease in July of 2005 but had not committed to renew the lease as of the date of the appraisal. To the rents, Integra added the amounts which would be expected to be received from tenants for reimbursements of expenses, and subtracted operating expenses and leasing and capital costs to arrive at the projected net cash flow, which was also discounted to present value.

         Integra determined the value of the cash flows for years one through nine, discounted to present value, and added to this figure the capitalized value of the year ten cash flow. The rate at which the year ten cash flow was capitalized, or the "reversion rate," was determined by comparing capitalization rates for comparable property and adjusting these rates to account for the risks associated with owning the property over the next ten years. The reversion rate used by Integra under this analysis was 9.5%. Integra determined the rate at which the cash flows for years one through nine should be discounted by analyzing the yields on selected fixed income instruments, and comparing discount rates for similar office buildings across the nation. Under this analysis, Integra determined that the appropriate discount rate was 10.5% to 11%. Using the discounted cash flow analysis, Integra estimated a value of $6,900,000 for Blankenbaker Business Center 1A.

         Sales Comparison Approach. The results of the Sales Comparison Approach come from the March 31, 2000 appraisal by Integra. Integra did not update the valuation using the Sales Comparison Approach in the January 31, 2002 appraisal because no additional comparable data became available since the March 31, 2000 appraisal. Under the Sales Comparison Approach, Integra first valued the land component of the property. In valuing the land, Integra selected five vacant tracts of land located in Louisville or Jeffersontown, Kentucky which were sold between August 1995 and June 1999. These tracts were sold at a price per square foot ranging from $3.03 to $5.75. Integra then adjusted the actual prices per square foot to adjust for inflation and changes in market conditions from the time of sales to the date of the report, resulting in an adjusted price per square foot ranging from $3.06 to $6.71. To facilitate a comparison with the vacant land which is part of the property, the prices per square foot were further adjusted to account for differences in size, location and utility between this land and the comparable tracts of land. After these adjustments, the prices for the comparable tracts ranged from $2.99 to $5.93 per square foot. Integra estimated the value of the land on which the property is located at $4.00 per square foot, based on the prices per square foot for the two tracts which were most comparable. Multiplying this estimated price by the land's square footage of 227,732 yielded an approximate estimated value of $910,000.

         Integra valued the Blankenbaker Business Center 1A property by determining the price per square foot which was paid for seven comparable properties, including the land and improvements, in recent transactions. From this price per square foot, Integra subtracted out the portion of the price per square foot attributable to the land, as distinguished from the improvements, to improve the reliability of the comparison. Integra then adjusted the price per square foot to account for differences in the age of the properties, and in the amount of capital expenditures which had been made on them. The estimated value per square foot of the Blankenbaker Business Center 1A land was then added back to the resulting figures to arrive at a range of comparable values for Blankenbaker Business Center 1A of $53.01 to $82.37 per square foot. The average of the adjusted prices for the comparable properties was approximately $65 per square foot. Multiplying this price by 100,640, the square footage of the building, yielded an estimated value of approximately $6,500,000.

         Final Conclusion. Integra determined that the Income Capitalization Approach, which resulted in an estimated value of $6,900,000, was the most reliable indicator of the value for Blankenbaker Business Center 1A, because it was based on projections of income which utilized information from the current leases and leases on comparable property. However, Integra also determined that the Sales Comparison Approach was reliable, given the availability of data on comparable property, and this approach was found to support the value determined by the Income Capitalization Approach. Integra final conclusion is that Blankenbaker Business Center 1A has a value of approximately $6,800,000.

PURPOSE OF THE MERGER AND STRUCTURE OF THE TRANSACTION

         The purpose for engaging in the transactions contemplated by the merger agreement is for ORIG to acquire 100% ownership of us and to provide limited partners who are not affiliated with us, ORIG or our general partner an opportunity to dispose of their interests at a premium over recent market prices.

         Our general partner and ORIG believe that continued public ownership will place a strain on our financial resources without any significant resulting benefit. We have not raised capital through the public markets in the last thirteen years and do not anticipate doing so in the foreseeable future. The costs of complying with the reporting requirements of a public entity constitute a significant portion of our administrative expense and do not result in any significant benefit. In addition, our general partner and ORIG believe that our management resources are diverted by our compliance obligations as a public partnership and that privately held status will enhance ORIG's ability, as the surviving entity, to dedicate itself to ownership and management of commercial real estate.

         Our general partner and ORIG believe that ORIG, as the entity surviving the merger, will be able to achieve savings of approximately $56,000 per year in legal, printing, accounting and public relations costs by being freed of public reporting obligations as a result of the merger. On a long-term basis, these savings to ORIG are expected to outweigh the estimated transaction costs incurred by ORIG in this merger. See "THE MERGER -- Estimated Fees and Expenses."

         Our general partner and ORIG have decided not to liquidate us or sell us to a third party because they believe that the joint venture interests owned by us will generate profits in the future following the merger due to the savings described in the preceding paragraph. Additionally, it is unlikely that we would be able to receive fair market value for our assets in a liquidation because our assets consist of minority interests in a joint venture. It is also unlikely that we would receive fair market value in a sale to a third party due to the nature of our assets.

         The acquisition of all of our outstanding interests was structured as a cash merger in order to accomplish the acquisition of all the interests held by unaffiliated limited partners, with minimum transaction costs and without the necessity of financing separate purchases of interests in a tender offer, at the same time, not materially disrupting our operations. Upon consummation of the merger and the payment of the merger consideration, all outstanding interests will be canceled and no membership interests in ORIG will be issued in exchange for the interests.

         Our general partner and ORIG have concluded that the merger, the merger consideration and the terms and conditions of the merger agreement are fair to unaffiliated limited partners. See "SPECIAL FACTORS --Determination of the Merger Consideration and Fairness of the Merger Consideration."

CONFLICTS OF INTEREST AND TRANSACTIONS WITH AFFILIATES

         Conflicts of Interest with Respect to the Merger. Our general partner is an affiliate of ORIG. Our general partner has conflicts of interest with respect to the merger, as a result of, among other things, its affiliation with ORIG, including ORIG's desire to increase its profit by acquiring interests at a low price, which could result in a conflict for our general partner in attempting to reconcile ORIG's interests with the interests of the unaffiliated limited partners.

         Transactions with Affiliates. The following describes certain agreements and transactions between us and our affiliates, including our general partner and ORIG.

         NTS Development Company, an affiliate of our general partner, directs the management of our properties pursuant to a written agreement between NTS Development Company and us. Under the management agreement, NTS Development Company establishes rental policies and rates and directs the marketing activity of leasing personnel. It also coordinates the purchase of equipment and supplies, maintenance activity and the selection of all vendors, suppliers and independent contractors.

         Under an agreement with NTS Development Company, we were charged for administrative salaries for certain employees of NTS Development Company who performed certain administrative services on our behalf. These charges, which have been expensed as professional and administrative expenses-affiliated, totaled $8,338, $25,210 and $20,767 for the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000, respectively.

         Accounts payable include approximately $112,200, $105,900 and $80,700 due to NTS Development Company at March 31, 2002, December 31, 2001 and 2000, respectively. These amounts have not been paid to NTS Development Company as of the date of this Information Statement.

         Under the management agreement, we agreed to pay NTS Development Company a management fee equal to 5% of gross revenues from residential properties and 6% of gross revenues from commercial properties. Also under the management agreement, we agreed to pay NTS Development Company a repair and maintenance fee equal to 5.9% of costs incurred which relate to capital improvements. These fees are paid directly to NTS Development Company from the gross revenues. NTS Development Company received the fees in the following table for the properties owned by joint ventures in which we participate for the three months ended March 31, 2002 and the year ended December 31, 2001. These amounts include items which have been charged as operating or professional and administrative expenses and items which have been capitalized as other assets or as land, buildings and amenities.

                                            Three Months Ended      Year Ended
                                                  3/31/02            12/31/01
                                                  -------            --------
           Property Management Fee                $64,175            $245,681
           Repair and Maintenance Fee              10,954              24,370
                                                  -------            --------
                                                  $75,129            $270,051
                                                  =======            ========

         These fees are attributable to us and to the other participants in the joint venture. Our share of these fees totaled approximately $10,146 for the three months ended March 31, 2002 and $32,303 for the year ended December 31, 2001. The management agreement also requires us to purchase all insurance relating to the managed properties, to pay the direct out-of-pocket expenses of NTS Development Company in connection with the operation of the properties, including the cost of goods and materials used for and on our behalf, and to reimburse NTS Development Company for the salaries, commissions, fringe benefits, and related employment expenses of on-site personnel. These fees are paid directly to NTS Development Company from the properties' gross revenues. Under these provisions of the management agreement, NTS Development Company was paid the following amounts, in addition to the fees described in the preceding table, for the three months ended March 31, 2002 and for the year ended December 31, 2001. These amounts included items which have been charged as operating expenses or professional and administrative expenses and items which have been capitalized as other assets or as land, building and amenities.

                                                                Three Months Ended        Year Ended
                                                                     3/31/02              12/31/01
                                                                    --------              --------
               Property Management Costs                            $ 81,097              $204,924
               Leasing                                                23,342               102,723
               Administrative-operating                                9,900                39,603
               Professional and Administrative
               Expenses- Affiliated                                       --                    --
               Leasing Commissions                                    67,750                69,372
               Other                                                     240                   961
                                                                    --------              --------
                                                                    $182,329              $417,583
                                                                    ========              ========

         Our share of these fees totaled approximately $16,907 for the three months ended March 31, 2002 and $81,841 for the year ended December 31, 2001. The initial term of the management agreement was five years. Thereafter, it renews for one-year periods, unless canceled by either party upon sixty days written notice. As of the date of this information statement, the management agreement is still in effect.

         As of February 7, 2002, ORIG, our general partner and Ocean Ridge owned 328,363.25, or 51.02% of our outstanding interests. ORIG owned 312,845,25 interests, Ocean Ridge owned 15,513 interests, and our general partner owned five interests as of this date.

         Distributions, Returns of Capital and Capital Contributions. On March 27, 2002, Mr. Nichols received a total of $504,593 in distributions from various private partnerships affiliated with us. On the same date he used these funds to pay loans from the NTS Financial Partnership. Mr. Lavin received distributions of $681,019 from various private partnerships affiliated with us. NTS Capital Corporation received distributions totaling $139,704 from various private partnerships affiliated with us. On this date, Brian Lavin used these funds to pay off loans made to him from NTS Financial Partnership. In addition to the above distributions, entities and individuals affiliated with us received distributions totaling $1,324,984 on March 27, 2002 from various private partnerships affiliated with us.

         On September 27, 2001, Mr. Nichols and an affiliate received a total of $525,000 in distributions from a limited liability company affiliated with us. On this same date, he used $250,000 of these funds to make a capital contribution in the NTS Financial Partnership and $175,000 to repay loans from NTS Financial Partnership. Also on September 27, 2001, Mr. Lavin received a distribution of $175,000.

         In the past two years, Mr. Nichols has received returns of capital totaling $3,799,325 consisting of $112,500 of undistributed profits of affiliates of NTS Financial and $3,686,825 from NTS Financial. Of this $3,799,325, $1,844,155 was used to pay taxes, $1,209,956 was used to make capital contributions to ORIG to purchase interests in the Partnership, to purchase limited partnership interests in partnerships affiliated with us and to pay third-party obligations, and $709,329 was used for other purposes. During the past two years Mr. Nichols made capital contributions to NTS Financial totaling $3,750,115, consisting of $1,044,355 of personal funds and $2,705,760 of distributions from private affiliates of NTS Financial. The $2,705,760 in capital contributions is included in the $11,720,760 of capital contributions made by Mr. Nichols to various private entities affiliated with us described in the previous paragraph. During the past two years Mr. Nichols made capital contributions to ORIG totaling $1,209,956 and received returns of capital from ORIG totaling $265,000.

         In the past two years, Mr. Lavin has borrowed money from NTS Financial totaling $794,018. Of this, $292,077 was used to pay taxes and $417,870 was used to make capital contributions to ORIG. Mr. Lavin has made capital contributions to ORIG totaling $572,798, consisting of $225,000 of his personal funds and $347,798 in funds borrowed from NTS Financial. Mr. Lavin also received a return of capital from ORIG totaling $70,073 which he used to repay the loans from NTS Financial.

         Personal Guaranties. Since January 1, 1998, Mr. Nichols has personally guaranteed various loans made to various publicly and privately-held affiliates of ours. As of the date of this information statement, Mr. Nichols had outstanding personal guaranties totaling approximately $28,698,000. Mr. Nichols has guaranteed the payment of approximately $215,000 of notes payable of NTS Corporation and approximately $17,700,000 of loans of various affiliates. Mr. Nichols also guaranteed, as an indemnitor, that the conditions of certain surety bonds will be met. The outstanding commitments of the surety bonds totaled $3,283,000 at December 31, 2000. Under the loan agreement described in this information statement, as amended by the modification agreement entered into on August 1, 2001, and as further amended by the modification agreement entered into on April 30, 2002, between ORIG and the Bank of Louisville, Mr. Nichols and Mr. Lavin are jointly and severally liable for the prompt payment of all principal obligations, the performance of all other obligations and undertakings by ORIG relating to the Loan Agreement, as amended, and the payment of all interest and costs of collection. However, Mr. Nichols' maximum personal liability under his Guaranty Agreement with respect to the guaranteed principal is $10,125,000 and Mr. Lavin's maximum personal liability under his Guaranty Agreement with respect to the guaranteed principal is $3,375,000. See "SPECIAL FACTORS -- Financing of the Merger."

         In addition to the guaranties described above, on March 31, 1989 NTS Guaranty Corporation, owned 100% by Mr. Nichols and an affiliate of ours, the General Partner and ORIG guaranteed obligations of NTS Mortgage Income Fund, which is also an affiliate of ours, the General Partner and ORIG. On September 20, 1988, Mr. Nichols issued a $10,000,000 demand note to NTS Guaranty Corporation, which may be used to satisfy the guaranty. The obligations of NTS Guaranty Corporation under the guaranty are expressly limited to the assets of NTS Guaranty Corporation, its ability to draw upon the $10,000,000 demand note and Mr. Nichols' ability to answer a demand under the note.

         Previous Tender Offers. During the past two years, we and ORIG have participated in joint tender offers to purchase interests. ORIG has also participated in joint tender offers with limited partnerships affiliated with us to purchase the limited partnership interests of those partnerships. The following table sets forth the results of these tender offers:

                                                                                      Limited
                                                                                    Partnership         Limited
                                                                                     Interests        Partnership
                                                                                    Purchased by       Interests
                                                     Price per  Total Interests     the Subject        Purchased
       Purchase Date         Subject Partnership     Interest      Purchased        Partnership         by ORIG
       -------------         -------------------     --------      ---------        -----------         -------

December 20, 2000            NTS-Properties III       $250              1,094           100                 994

October 12, 2001             NTS-Properties III       $300(1)           1,311           100               1,211

                                                                                      Limited
                                                                                    Partnership         Limited
                                                                                     Interests        Partnership
                                                                                    Purchased by       Interests
                                                     Price per  Total Interests     the Subject        Purchased
       Purchase Date         Subject Partnership     Interest      Purchased        Partnership         by ORIG
       -------------         -------------------     --------      ---------        -----------         -------

December 22, 2000            NTS-Properties IV        $230(2)          3,092            100               2,992

December 22, 2000            NTS-Properties V         $230             2,710            100               2,610

August 15, 2000              NTS-Properties VI        $380             3,685            100               3,585

October 31, 2001             NTS-Properties VI        $380             5,566            100               5,466

August 15, 2000              NTS-Properties VII,      $  6            39,220          2,500              36,720
                             Ltd.

October 12, 2001             NTS-Properties VII,      $  6            76,447          1,000              75,447
                             Ltd.



(1) The original offering price was $250 per interest which was increased to $285 per interest on July 23, 2001 and was increased to $300 per interest on August 17, 2001.
(2) The original offering price was $205 per interest which was increased to $230 per interest on December 1, 2000.

         In addition to the above joint tender offers: (i) on May 10, 2002 ORIG offered to purchase up to 2,000 limited partnership interests in NTS-Properties III for $300 per interest pursuant to an offer to purchase interests which is scheduled to end on August 16, 2002; (ii) on May 10, 2002 ORIG offered to purchase up to 2,000 limited partnership interests in NTS-Properties IV for $230 per interest pursuant to an offer to purchase interests which is scheduled to end on August 9, 2002; (iii) on May 10, 2002 ORIG offered to purchase up to 2,000 limited partnership interests in NTS-Properties V for $230 per interest pursuant to an offer to purchase interests which is scheduled to end on August 9, 2002; (iv) on May 10, 2002 ORIG offered to purchase up to 2,000 limited partnership interests in NTS-Properties VI for $380 per interest pursuant to an offer to purchase interests which is scheduled to end on August 2, 2002; (v) on May 10, 2002 ORIG offered to purchase up to 20,000 limited partnership interests in NTS-Properties VII, Ltd. for $6 per interest pursuant to an offer to purchase interests which is scheduled to end on August 16, 2002; (vi) on April 30, 2001 ORIG purchased 211,214.25 interests from our limited partners for $1.30 per interest pursuant to an offer to purchase interests; (vii) on December 13, 2001 ORIG purchased 2,163 limited partnership interests in NTS-Properties IV for $230 per interest pursuant to an offer to purchase interests; and (viii) on December 13, 2001 ORIG purchased 2,369 limited partnership interests in NTS-Properties V for $230 per interest pursuant to an offer to purchase interests.

         Purchases Outside Tender Offers. Since October 1999, ORIG has purchased 16,886 interests at a price of $1.00 per interest and 79,581 interests at $1.30 per interest. In addition, since January 1998 Ocean Ridge has purchased 15,513 interests at a price of $1.00 per interest. Mr. Nichols wife, Barbara, is the sole limited partner of Ocean Ridge, and BKK Financial, Inc., an Indiana corporation which is wholly-owned by Mrs. Nichols and Mr. Nichols' two majority-age daughters, is the general partner of Ocean Ridge. Mr. Nichols is the Chairman of the Board of BKK Financial.

         ORIG purchased interests and also purchased limited partnership interests in limited partnerships that are our affiliates under a purchase agreement dated February 10, 2000, between ORIG and four investors for an aggregate purchase price of $900,000. ORIG paid these investors a premium above the purchase price previously offered for limited partnership interests pursuant to prior tender offers because this purchase allowed us to purchase a substantial number of limited partnership interests without incurring the significant expenses involved with a tender offer. Under the purchase agreement, ORIG purchased the following interests and limited partnership interests in limited partnerships that are our affiliates:

         - A total of 2,536 interests from three of the investors for total consideration of $2,536, or an average purchase price of $1.00 per interest.

         - A total of 135 limited partnership interests in NTS-Properties III from two of the investors for total consideration of $38,676, or an average price of $286.49 per interest.

         - A total of 565 limited partnership interests in NTS-Properties IV from three of the investors for total consideration of $136,629, or an average price of $241.82 per interest.

         - A total of 1,604 limited partnership interests in NTS-Properties V from three of the investors for total consideration of $425,949, or an average price of $265.55 per interest.

         - A total of 675 limited partnership interests in NTS-Properties VI from two of the investors for total consideration of $281,128, or $416.49 per interest.

         - A total of 2,251 interests in NTS-Properties VII, Ltd. from one of the investors for total consideration of $15,082, or an average price of $6.70 per interest.

         Based upon our records and ORIG's records and information provided to us by our general partner and Ocean Ridge, neither we, ORIG, our general partner, Ocean Ridge nor, to the best of our knowledge, any controlling person of us, ORIG, our general partner, or Ocean Ridge, has effected any transactions with respect to interests during the sixty business days prior to the date hereof except as follows:


         ORIG purchased Interests and also purchased limited partnership interests in limited partnerships affiliated with the Partnership in December of 2001 and in January and February of 2002. ORIG purchased 16,520 Interests on December 31, 2001 at a price of $1.30 per interest. ORIG also purchased 17,292 interests on January 30, 2002, and 5,000 interests on February 7, 2002, all at a price of $1.30 per interest.

FINANCING THE MERGER

         ORIG expects that approximately $409,872.78 will be required to pay the merger consideration for interests which are not owned by ORIG or its affiliates, and that approximately $45,000 will be required to pay related fees and expenses. See "THE MERGER -- Estimated Fees and Expenses." ORIG presently anticipates funding the entire amount of the consideration required to consummate the merger and all related expenses through a $13,500,000 revolving line of credit from the Bank of Louisville. See "SPECIAL FACTORS -- Amount and Source of Funds." Neil Mitchell, a Vice President of NTS Capital Corporation, the corporate general partner of the General Partner, assisted us in the preparation of this information statement.

CERTAIN EFFECTS OF THE MERGER

         ORIG currently owns 312,845.25, or 48.6% of our interests, entitling it to 48.6% of our earnings and book value. Following the merger, ORIG, as the surviving entity, will have a 100% interest in our net book value and net earnings. ORIG and its securities holders will be the sole beneficiaries of any future earnings and growth of the surviving entity and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by the surviving entity in the future. Upon the consummation of the merger, the unaffiliated limited partners will cease to have any ownership interests in us or rights as limited partners. The unaffiliated limited partners will no longer benefit from any increases in our value or any payment of distributions on the interests and will no longer bear the risk of any decreases in our value.

         As of February 7, 2002, ORIG, Ocean Ridge and our general partner owned 328,363.25, or approximately 51% of our outstanding interests. Upon consummation of the merger, ORIG will acquire a total of 315,286.75 interests for consideration of $1.30 per interest from the unaffiliated limited partners, Ocean Ridge and our general partner will contribute all 15,518 of the interests owned by them and ORIG will cancel all of the interests. No membership interests in ORIG will be issued in exchange for the canceled interests. As a result of the merger, ORIG, as the surviving entity, will be privately held and there will be no public market for its equity interests. In addition, under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, registration of the interests will be terminated following the mailing of this information statement, and, accordingly, we will no longer be required to file periodic reports with the Securities and Exchange Commission. In particular, we will not file an Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary, under currently applicable law, of some of the federal income tax considerations generally applicable to the sale of interests pursuant to the merger. This summary is for general information only. The actual tax treatment of that portion of merger consideration received by you in exchange for your interests may vary depending upon your particular situation. Some limited partners, including, but not limited to, insurance companies, tax-exempt entities, financial institutions or broker/dealers, foreign corporations, and persons who are not citizens or residents of the United States, may be subject to special rules not discussed below. In addition, the summary does not address the federal income tax consequences to all categories of interest holders, nor does it address the federal income tax consequences to limited partners who do not hold the interests as "capital assets," as defined by the Internal Revenue Code of 1986, as amended (the "Code"). No ruling from the Internal Revenue Service ("IRS") will be sought with respect to the federal income tax consequences discussed in this section; thus, there can be no assurance that the IRS will agree with this discussion. We urge you to consult your own tax advisors as to the particular tax consequences of your receipt of a portion of the merger consideration for your interests pursuant to the merger, including the applicability and effect of any state, local, foreign or other tax laws, any recent changes in applicable tax laws and any proposed legislation. The following information is intended as a general statement of certain tax considerations, and you should not treat this as legal or tax advice.

         Receipt of Merger Consideration for Your Interests Pursuant to the Merger. The receipt of cash for interests pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and other laws. The purchase of interests pursuant to the merger will be deemed a sale of the interests by limited partners. The payment for your interests will be in complete liquidation of your ownership in the Partnership represented by the purchased interests. You or any other recipient of such payments will be taxed to the extent of any gain recognized in connection with such sale. In general, and subject to the recapture rules of Code Section 751 discussed below, you will recognize capital gain or loss at the time your interests are purchased by ORIG to the extent that the sum of the cash distributed to you plus your share of our liabilities exceeds your adjusted basis in the purchased interests. Upon the sale of your interests in the merger, you will be considered to have received money in the form of any cash payments to you and to the extent you are relieved from your proportionate share of liabilities, if any, to which our assets are subject. You will thus be required to recognize gain upon the sale of your interests if the amount of cash you receive, plus the amount you are deemed to have received as a result of being relieved of your proportionate share of our liabilities, if any, exceeds your adjusted basis in the purchased interests. The income taxes payable upon the sale must be determined by you on the basis of your own particular tax circumstances.

         The adjusted basis of your interests is calculated by your initial basis and making additions and subtractions to your initial basis. Your initial basis is the amount paid for an interest, which is $20 per interest if you purchased in the initial offering, increased by your share of liabilities, if any, to which our assets are subject and by the share of our taxable income, capital gains and other income items allocated to you. Basis is generally reduced by cash distributions, decreases in your share of liabilities and the share of our losses allocated to each interest.

         Upon payment of the merger consideration, you will be allocated a pro rata share of our taxable income or loss for 2002 with respect to the interests sold in accordance with the provisions of the Partnership Agreement concerning transfers of interests. This allocation will affect your adjusted tax basis in your interests and, therefore, the amount of your taxable gain or loss upon a sale of interests in the merger.

         In determining the tax consequences of the merger, ORIG's payments for interests will be deemed to be equal to the $1.30 cash payment per interest plus a pro rata share of our liabilities (together, the "Selling Price") which as of March 31, 2002 equaled $.88 per interest. The taxable gain or loss to be incurred as a consequence of the merger is determined by subtracting the adjusted basis of the purchased interest from the Selling Price.

         A taxable gain, if any, on the disposition of interests must be allocated between ordinary income, unrecaptured Section 1250 gain and long-term capital gain. You will realize long term capital gain or loss on the sale, if:
(1) you are not a "dealer" in securities; (2) you have held the interests for longer than 12 months; and (3) the Partnership has no Section 751 assets. To the extent that a portion of the gain realized on the sale of an interest is attributable to Section 751 assets you will recognize ordinary income, and not capital gain, upon the sale of the interest. Section 751 assets consist of "unrealized receivables" and "inventory items" of ours "which have appreciated substantially in value." For purposes of Code Section 751, some depreciation deductions claimed by us, generally, depreciation deductions in excess of straight-line depreciation in the case of real property and all allowable depreciation to date in the case of other property, constitute "unrealized receivables." Thus, the gain, if any, you recognize if you sell interests will be ordinary income in an amount not to exceed your share of our depreciation deductions that are "unrealized receivables." It is unclear whether, for interests held for twelve months or longer, with respect to real property, the amount of gain attributable to depreciation not taxed as ordinary income is taxed as unrecaptured Section 1250 gain or long-term capital gain. Furthermore, if we were deemed to be a "dealer" in real estate for federal income tax purposes, the property held by us might be treated as "inventory items" of ours "which have appreciated substantially in value" for purposes of Code Section 751, and you would recognize ordinary income, in an amount equal to your share of the appreciation in value of our real estate inventory. Our general partner does not believe it has operated our business in a manner as to make us a "dealer" for tax purposes.

         Ordinary income recognized in 2002 is taxed at a stated maximum rate of 38.6% for federal income tax purposes. In the case of real property, the amount of gain not taxed as ordinary income attributable to depreciation, i.e., unrecaptured Section 1250 gain, is taxed at a maximum rate of 25%. Net capital gains are taxed for federal income tax purposes at a stated maximum rate of 20% for gain from property held longer than 12 months, i.e., long-term capital gain. The tax rates may actually be somewhat higher, depending on the taxpayer's personal exemptions and amount of adjusted gross income. A taxable loss, if any, on the disposition of interests will be recognized as a capital loss for federal income tax purposes for limited partners who hold their interests as capital assets.

         Back-up Withholding. To prevent back-up federal income tax withholding equal to 31% of the payments made pursuant to the merger, each limited partner, except a foreign limited partner, who does not otherwise establish an exemption from such withholding must notify us of his, her or its correct taxpayer identification number, or certify that he or she is awaiting a taxpayer identification number, and provide certain other information to us by completing a Substitute Form W-9. For your convenience, a Substitute Form W-9 is enclosed with this information statement. Some limited partners, including corporations, may not be subject to the withholding and reporting requirements.

ACCOUNTING TREATMENT

         The Merger will be accounted for by ORIG using the purchase method of accounting under generally accepted accounting principles.

AMOUNT AND SOURCE OF FUNDS

         The total amount of funds required to complete this merger is approximately $454,873 including $409,873 to purchase 315,286.75 interests plus approximately $45,000 for expenses related to administering the merger. See "SPECIAL FACTORS -- Financing the Merger" and "THE MERGER -- Estimated Fees and Expenses." ORIG expects to fund these payments with the proceeds from a loan from the Bank of Louisville described below.

         ORIG will also use the proceeds of the loan from the Bank of Louisville described below to fund the purchase of limited partnership interests of affiliated partnerships. These loan proceeds could also be used to return capital contributions previously made by ORIG's members, Mr. Nichols and Mr. Lavin.

         On August 15, 2000, ORIG entered into a Loan Agreement with the Bank of Louisville under which the Bank of Louisville agreed to provide a $6,000,000 revolving line of credit to ORIG evidenced by three separate promissory notes issued by ORIG in favor of the bank in the original principal amount of $2,000,000 each. The Loan Agreement was modified on August 1, 2001 through a modification agreement providing for, among other things, an increase of the revolving line of credit to $10,000,000, the issuance of a fourth promissory note in the original principal amount of $4,000,000 and an amendment to the personal guaranties of Mr. Nichols and Mr. Lavin. The Loan Agreement was further modified on April 30, 2002 through a second modification agreement providing for, among other things, an increase of the revolving line of credit to $13,500,000, the issuance of an amended and restated fourth promissory note in the original principal amount of $7,500,000 which replaces the fourth promissory note issued pursuant to the modification agreement on August 1, 2001, an additional amendment to the personal guaranties of Mr. Nichols and Mr. Lavin and a joinder agreement, which provides for the joinder of any future subsidiary of ORIG as a party to the pledge agreement between ORIG and the Bank of Louisville which is described below. As of the date of this Information Statement, ORIG has no subsidiaries.

         The loan as currently structured is evidenced by four promissory notes. Each note bears a different interest rate, so that ORIG pays a higher interest rate on balances exceeding certain thresholds, with the lower rate still applying to the balance below the threshold. The interest rates applicable to the various levels of indebtedness are summarized as follows:

            Balance Under Line of Credit    Interest Rate Applicable to Balance
            ----------------------------    -----------------------------------
                  $0 to $2,000,000                 Prime Rate plus 0.25%

              $2,000,001 to $4,000,000             Prime Rate plus 0.50%

              $4,000,001 to $6,000,000             Prime Rate plus 1.00%

              $6,000,001 to $13,500,000            Prime Rate plus 1.25%

         As an example of the application of the interest rates on the line of credit, suppose that ORIG has an outstanding balance of $6,500,000 under the line of credit. The first $2,000,000 would bear interest at the prime rate plus 0.25%, the second $2,000,000 at the prime rate plus 0.50%, the third $2,000,000 at the prime rate plus 1.0% and the final $500,000 at the prime rate plus1.25%. If ORIG was to pay off $500,000 plus applicable interest sufficient to bring the balance under the line of credit to $6,000,000, the interest rate of prime plus 1.25% would not apply. If ORIG was to borrow additional funds under the line or accrue interest sufficient to increase the balance above $6,000,000, then any amount in excess of $6,000,000 would bear interest at the prime rate plus 1.25%.

         Under the Loan Agreement, as modified by the August 1, 2001 modification agreement and the April 30, 2002 modification agreement, the related pledge agreement, the joinder agreement and the related guaranty agreements, the line of credit from the Bank of Louisville will be secured by:

         - Limited partnership interests in partnerships affiliated with us which ORIG currently holds or later acquires or interests acquired by a subsidiary of ORIG, including any distributions which the partnerships make to ORIG or a subsidiary of ORIG with respect to the interests held by ORIG or a subsidiary of ORIG and any proceeds from the sale of the interests held by ORIG or a subsidiary of ORIG;

         - The personal guaranties of Mr. Nichols and Mr. Lavin of all of ORIG's indebtedness to the Bank of Louisville under the $13,500,000 line of credit pursuant to two separate Guaranty Agreements, among the Bank of Louisville and each of Mr. Nichols and Mr. Lavin. Mr. Nichols and Mr. Lavin will be jointly and severally liable for the prompt payment of all principal obligations under the revolving credit notes described above, the performance of all other obligations and undertakings by ORIG relating the Loan Agreement, as well as the payment of all interest and costs of collection, except the that Mr. Nichols' maximum personal liability under his Guaranty Agreement with respect to the guaranteed principal will be

                  $10,125,000, and Mr. Lavin's maximum personal liability under his Guaranty Agreement with respect to the guaranteed principal will be $3,375,000; and

         - Partnership interests in NTS/BBC I, a Kentucky limited partnership, and NTS/Mall Limited Partnership, a Kentucky limited partnership, owned by Mr. Nichols, Mr. Lavin and NTS Future R.P. Corporation, including any distributions which those partnerships make to Mr. Nichols, Mr. Lavin and NTS Future R.P. Corporation with respect to the interests held by them and any proceeds from the sale of the interests held by Mr. Nichols, Mr. Lavin and NTS Future R.P. Corporation. NTS Future R.P. Corporation is a Kentucky corporation owned by Mr. Nichols which owns interests in NTS/Mall Limited Partnership. The Bank of Louisville may exercise its rights in these partnership interests upon default by ORIG under the Loan Agreement, as modified by the August 1, 2001 modification agreement and the April 30, 2002 modification agreement.


Under the Loan Agreement, as modified by the August 1, 2001 modification agreement and the April 30, 2002 modification agreement, ORIG will repay the proceeds of the revolving line of credit as follows:

         - ORIG will make consecutive monthly payments of all accrued and unpaid interest on the outstanding principal balance; and

         - The entire outstanding principal balance owing under the revolving line of credit will be due and payable on August 31, 2005. ORIG intends to repay the outstanding balance using funds from cash distributions from the affiliated partnerships and from capital contributions to ORIG by Mr. Nichols and Mr. Lavin pursuant to the terms of a Capital Contribution Agreement dated as of January 20, 1999 by and between Mr. Nichols and Mr. Lavin.

         In addition to using the proceeds of the revolving line of credit to fund the purchase of interests and expenses of the merger, Mr. Nichols and Mr. Lavin may fund the purchase of interests and the expenses of the merger from capital contributions by Mr. Nichols and Mr. Lavin pursuant to the terms of the Capital Contribution Agreement referenced above.

REGULATORY MATTERS

         We do not believe that any material federal or state regulatory approvals, filings or notices are required by Partnership in connection with the merger other than approvals, filings or notices required under federal and state securities laws, and approvals, filings or notices required by the Florida Revised Uniform Limited Partnership Act and the Kentucky Limited Liability Company Act.

REQUIRED VOTE FOR MERGER; WRITTEN CONSENT IN LIEU OF MEETING

         Under Section 620.201 of the Florida Revised Uniform Limited Partnership Act, as amended, a domestic limited partnership may be merged into a business entity organized under the laws of any other state upon the approval of the holders of a majority of the outstanding limited partnership interests. On February 8, 2002, ORIG, our general partner and Ocean Ridge which then held of record, in total, 328,363.25 interests, representing more than 51% of the votes entitled to be cast at a meeting to consider the merger agreement and the merger, executed and delivered to us a written consent in lieu of a meeting of limited partners approving the merger agreement and the merger and adopting the merger agreement. As of February 15, 2002, there were

643,650 outstanding interests. The merger will become effective no earlier than 20 days after this information statement is first sent or given to our limited partners. The merger agreement does not require unaffiliated limited partners to approve the merger.

                                   THE MERGER

         The following is a summary of the material terms of the merger agreement. This summary is not a complete description of the terms and conditions of the merger agreement, and shareholders are urged to read the merger agreement which is attached to this information statement as Exhibit A.

CONSIDERATION TO BE PAID IN THE MERGER

         At the effective date, by virtue of the merger and without any action on the part of us, ORIG, our general partner or the limited partners, each interest held by unaffiliated limited partners which is outstanding before the effective date of the merger will be converted into and become a right to receive the merger consideration of $1.30 per interest. Any certificate representing interests held by unaffiliated limited partners that has been converted will, after the effective date of the merger, cease to have any rights associated with it, except the right to receive the merger consideration allocable to the interests represented by the certificate upon its surrender. At the effective date of the merger, the interests held by Ocean Ridge and our general partner will be contributed to ORIG. When Ocean Ridge and our general partner contribute the interests to ORIG and when the unaffiliated limited partners interests are converted into the right to receive the merger consideration, all interests in the Partnership, including those held by ORIG prior to the merger, will automatically be canceled and retired and will cease to exist.

         Florida law generally provides dissenters' rights to limited partners who dissent to a merger. However, these dissenters' rights do not apply to this merger and are not available to limited partners. See "THE MERGER -- No Dissenters' Rights."

THE EXCHANGE FUND; PAYMENT FOR INTERESTS

         As of the effective date of the merger, which we expect to be on June 14, 2002, ORIG will make a cash payment in an amount in cash equal to the total merger consideration. This cash payment, which will be referred to as the "exchange fund," will be deposited with NTS Investor Services c/o Gemisys Financial Services, in a separate account for the benefit of non-affiliated limited partners. Gemisys will provide certain services in connection with this merger including printing and mailing the information statement to limited partners as well as certain transfer agent services with respect to the interests purchased by ORIG in the merger.

         As soon as practicable after the effective date of the merger, Gemisys will mail to each unaffiliated limited partner the Letter of Transmittal containing instructions for surrendering certificates formerly representing interests in exchange for the merger consideration. Limited partners will receive this letter if they were a limited partner immediately before the effective date of the merger. You should not surrender any certificates until you receive the Letter of Transmittal and other materials for the surrender. Upon surrender of a certificate to the Exchange Agent for cancellation, together with a Letter of Transmittal, duly executed, and such other customary documents as may be required by the instructions, the holder of the certificate will be entitled to receive in exchange for the certificate the merger consideration for each interest formerly represented by the certificate, less any required withholding of taxes, and the surrendered certificate will be canceled. The merger consideration will be delivered as soon as practicable following the surrender of the certificate and delivery of the Letter of Transmittal and any other related transmittal documents. Cash payments may be made by check.

         If payment of the merger consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the surrendered Certificate be properly endorsed or otherwise be in proper form for transfer and that Gemisys receives evidence that any applicable transfer or other taxes have been paid.

YOU SHOULD NOT SEND YOUR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS CONTAINED IN THE LETTER OF TRANSMITTAL TO BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE MERGER. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS INFORMATION STATEMENT AND THE LETTER OF TRANSMITTAL.

         Six months after the effective date of the merger, Gemisys will return to ORIG any portion of the exchange fund which remains undistributed to the unaffiliated limited partners, including the proceeds of any investments of the exchange fund. After this time, unaffiliated limited partners who have not complied with the above-described procedures to receive payment of the merger consideration may look only to ORIG only as a general creditor for payment of their claim for merger consideration.

         Under the Florida Disposition of Unclaimed Property Law, if merger consideration that is owed to limited partners with addresses in Florida is unclaimed for a period of five years from the date the merger consideration is due and payable, the merger consideration is considered to be abandoned property. After this five-year period, ORIG must deliver the merger consideration to the State of Florida, after which ORIG is relieved of all obligations to the limited partner entitled to merger consideration. The State of Florida will publish a single notice to the limited partner notifying him or her that the State of Florida is holding his or her merger consideration and that the limited partner is entitled to claim the merger consideration from the state. The abandoned property laws of other jurisdictions where our limited partners reside may differ from Florida law.

AMENDMENT

         The merger agreement provides that it may be amended in the sole discretion of our general partner to ensure that the provisions of the merger agreement comply with applicable law. Otherwise the merger agreement may not be amended except by written agreement of each of the parties to the agreement.

APPLICABLE LAW

         The merger agreement is governed by the laws of the State of Kentucky.

ESTIMATED FEES AND EXPENSES

         Whether or not the merger is consummated, and except as otherwise provided in this information statement, all fees and expenses incurred by ORIG and us in connection with the merger will be paid by ORIG.

         Estimated fees and expenses to be incurred by ORIG and us in connection with the merger are as follows:


         1.  Financial Advisors Fees and Expenses                  $15,000

         2.  Legal Fees and Expenses                               $15,000

         3.  Accounting Fees                                       $ 4,000

         4.  Printing and Mailing Expenses.                        $ 8,000

         5.  Miscellaneous                                         $ 3,000
                                                                   -------

                                                 TOTAL             $45,000
                                                                   =======

         Our general partner and ORIG believe that ORIG, as the entity surviving the merger, will be able to achieve savings of approximately $56,000 per year in legal, printing, accounting and public relations costs by being freed of public reporting obligations as a result of the merger. On a long-term basis, these savings to ORIG will outweigh the estimated transaction costs incurred by ORIG in this merger. See "SPECIAL FACTORS -- Purpose of the Merger and Structure of the Transaction."

NO DISSENTERS' RIGHTS

         Florida law provides dissenters' rights to limited partners who dissent to a merger but only if, as of the date of determination of the limited partners entitled to notice of the merger, there are fewer than 500 limited partners of record. As of February 15, 2002 we had 616 limited partners of record. Thus, there are no dissenters rights with respect to this merger.

                          INFORMATION ABOUT ORIG AND US

         General Information About ORIG. ORIG is a Kentucky limited liability company and was formed in 1999. The principal business of ORIG is to invest in entities that own commercial and residential real estate. ORIG is an affiliate of ours and our general partner, and has previously purchased interests in us and limited partnership interests in other partnerships affiliated with us. ORIG's offices are located at 10172 Linn Station Road, Louisville, Kentucky 40223. The phone number of ORIG's offices is (502) 426-4800. ORIG's two voting members are Mr. J.D. Nichols, who is also Chairman of the Board of NTS Capital Corporation, the corporate general partner of our general partner, and Mr. Brian
F. Lavin, the President and Chief Operating Officer of NTS Capital Corporation. Barbara Nichols, Mr. Nichols' wife, owns a financial interest in ORIG but does not have any voting rights.

         The general partners of five other public limited partnerships affiliated with us are investigating a consolidation of the five other public limited partnerships. In addition to these entities, the consolidation would likely involve several private partnerships and other entities affiliated with us and our general partner. The new combined entity would own all of the properties currently owned by the various participants in the consolidation, and the limited partners or other owners of these entities would receive an ownership interest in the combined entity. The number of ownership interests to be received by limited partners and the other owners of the entities participating in the consolidation would likely be determined based on the relative value of the assets contributed to the combined entity by each participant in the consolidation, reduced by any indebtedness assumed by the entity. The majority of the contributed assets would consist of real estate properties, whose relative values would be based on appraisals. ORIG may contribute to the combined entity certain of the joint venture interests formerly held by us. At this point, however, there can be no assurance that the consolidation will occur.

         Pending Litigation Against ORIG and Our Affiliates. On December 12, 2001, three individuals filed an action in the Superior Court of the State of California for the County of Contra Costa against ORIG, the general partners of five public partnerships affiliated with us, ORIG, Ocean Ridge and our general partner, and several individuals and entities affiliated with us, ORIG, Ocean Ridge and our general partner, including J.D. Nichols and Brian F. Lavin. The action purports to bring claims on behalf of a class of limited partners based on, among other things, tender offers made by the public partnerships and ORIG. The plaintiffs allege, among other things, that the prices at which ORIG offered to purchase interests in these tender offers were too low. The plaintiffs are seeking monetary damages and equitable relief, including an order directing the disposition of the properties of the public limited partnerships. ORIG believes that this action is without merit, and intends to vigorously defend it.

         General Information About Us. We were formed in April of 1987 under the laws of the State of Florida. Our offices are located at 10172 Linn Station Road, Louisville, Kentucky 40223. The phone number of our office is (502) 426-4800. NTS-Properties Plus Associates, a Kentucky limited partnership, is our General Partner. NTS Capital Corporation is the corporate general partner of our general partner. NTS Capital Corporation is controlled by Mr. J.D. Nichols, its Chairman of the Board, and Mr. Brian F. Lavin, its President and Chief Operating Officer.

         Our net income or loss and cash distributions are allocated according to the terms of the Partnership Agreement. Under the Partnership Agreement, cash receipts that are made available for distribution are distributed 99% to the limited partners and 1% to our general partner. "Net Cash Proceeds," as defined in the agreement, are distributed (i) 99% to the limited partners and 1% to our general partner until the limited partners have received cash distributions from all sources equal to their original capital; and (ii) the remainder is allocated 80% to the limited partners and 20% to our general partner. Net operating income is allocated to the limited partners and our general partner in proportion to their respective cash distributions. Net Operating Income in excess of cash distributions and net gains from sales are allocated as follows: (i) pro rata to all partners with a negative capital account in an amount sufficient to restore the negative capital account to zero; (ii) 99% to the limited partners and 1% to our general partner until the limited partners have received an amount equal to their original capital less cash distributions; and (iii) the remainder 80% to the limited partners and 20% to our general partner. Net operating losses are allocated 99% to the limited partners and 1% to our general partner.

         Our Assets. Our assets consist primarily of our interests in the following two joint ventures:

         1. Blankenbaker Business Center Joint Venture, a joint venture partnership with NTS-Properties IV, Ltd. ("NTS-Properties IV") and NTS-Properties VII, Ltd., each of which is an affiliate of ORIG, our general partner and us. Blankenbaker Business Center Joint Venture owns Blankenbaker Business Center 1A, a business center with approximately 50,000 net rentable ground floor square feet and approximately 50,000 net rentable mezzanine square feet located in Louisville, Kentucky. We contributed the completed building, which it had previously acquired from an affiliate, to the joint venture. In 1994, NTS-Properties IV was admitted as a partner to the joint venture. Our percentage interest in the joint venture was 39.05% at March 31, 2002. As of March 31, 2002, the property was 100% occupied. The joint venture has a mortgage loan on this property which had a total outstanding balance of $2,114,198 on March 31, 2002. Our proportionate obligation under this mortgage was $816,715 on March 31, 2002. The mortgage is secured by the property, bears interest at a fixed rate of 8.5% and matures on November 15, 2005.

         2. Lakeshore/University II Joint Venture ("L/U II Joint Venture"), a joint venture partnership with NTS-Properties IV, NTS-Properties V and NTS/Ft. Lauderdale, Ltd., each of which is an affiliate of ORIG, our general partner and us. Our percentage interest in the joint venture was 7.69% as of July 1, 2000. The L/U II Joint Venture owns the following real properties:

                  (a) Lakeshore Business Center Phase I, a business center with approximately 103,000 net rentable square feet located in Fort Lauderdale, Florida, acquired complete by the joint venture. As of March 31, 2001, the property was 82% occupied. The L/U II Joint Venture has a mortgage loan on this property which had a total outstanding balance of $3,651,009 on March 31, 2002. Our proportionate obligation under this mortgage was approximately $280,763 on March 31, 2002. The mortgage is secured by the property, bears interest at a fixed rate of 8.125% and matures on August 1, 2008.

                  (b) Lakeshore Business Center Phase II, a business center with approximately 97,000 net rentable square feet located in Fort Lauderdale, Florida, acquired complete by the joint venture. As of March 31, 2002, the property was 87% occupied. The L/U II Joint Venture has a mortgage loan on this property which had a total outstanding balance of $3,928,094 on March 31, 2002. Our proportionate obligation under this mortgage was approximately $302,070 on March 31, 2002. The mortgage is secured by the property, bears interest at a fixed rate of 8.125% and matures on August 1, 2008.

                  (c) Lakeshore Business Center Phase III, a business center with approximately 39,000 net rentable square feet located in Fort Lauderdale, Florida, construction of which was completed in December of 2000. As of March 31, 2002, the property was 37% occupied. The L/U II Joint Venture has a mortgage loan on this property which had a total outstanding balance of $1,793,273 on March 31, 2002. Our proportionate obligation under this mortgage was approximately $137,903 on March 31, 2002. The mortgage is secured by the property, bears interest at a floating rate equal to LIBOR plus 2.3% (LIBOR was 4.17% on March 31, 2002).

The joint ventures in which we are a partner have a fee title interest in the above properties. Our general partner believes that these properties are adequately covered by insurance.

         Currently, the joint venture's plans for renovations and other major capital expenditures include tenant improvements at the joint venture properties, as required by lease negotiations. Changes to current tenant finish improvements are a typical part of any lease negotiation. Improvements generally include a revision to the current floor plan to accommodate a tenant's needs, new carpeting and paint or wallcovering. The extent and cost of the improvements are determined by the size of the space being leased and whether the improvements are for a new tenant or incurred because of a lease renewal. The tenant finish improvements will be funded by cash flow from operations, cash reserves or additional financing where necessary.

         On July 23, 1999, the L/U II Joint Venture sold 2.4 acres of land adjacent to the Lakeshore Business Center for the purchase price of $528,405. We recorded a gain of approximately $7,900 on this sale. On

December 6, 1999, the L/U II Joint Venture signed an agreement with a contractor providing for the construction of a building to be known as Lakeshore Business Center Phase III on the 3.8 acres of land it owns at the Lakeshore Business Center development. Site work began in December 1999 and was completed in November 2000. The construction costs were $4,300,000 and were funded by capital contributions made by NTS-Properties V in July 1999 and approximately $2,680,000 in debt financing. As of March 31, 2002 the L/U II Joint Venture had a commitment for approximately $161,000 at Lakeshore Business Center Phase I for tenant improvements on approximately 15,500 square feet and a commitment for approximately $268,000 at Lakeshore Business Center Phase II for tenant improvements on approximately 32,900 square feet.

         The L/U II Joint Venture also has a commitment for approximately $105,600 at Lakeshore Business Center Phase III for tenant improvements on approximately 3,800 square feet. This commitment will be funded from existing debt financing. The Joint Venture has incurred approximately $72,000 of this cost as of March 31, 2002.

         The L/U Joint Venture anticipates replacing roofs in 2002 at Lakeshore Business Center Phase I for a cost of approximately $200,000. Management reassessed the useful lives of the existing roofs and adjusted them accordingly.

         The L/U II Joint Venture's partners, NTS-Properties IV, NTS-Properties V and NTS-Properties Plus will be called upon to make capital contributions to provide the funds necessary for working capital tenant improvements and roof replacements.

         We and NTS-Properties IV, which prior to July 1, 1999 had a 12% and 18% interest, respectively, in the L/U II Joint Venture, were not in a position in July 1999 to contribute additional capital required for the construction of Lakeshore Business Center Phase III. We, together with NTS-Properties IV, agreed that NTS-Properties V would make a $1,737,000 capital contribution to the L/U II Joint Venture to fund the costs of constructing Lakeshore Business Center Phase III and leasing and capital improvement expenses for Lakeshore Business Center Phases I and II. We and NTS-Properties IV agreed that our joint venture interests would, as a result, decrease to 8.4% and 11.93%, respectively. A $500,000 capital contribution by NTS-Properties V in July 2000 further decreased our percentage interest and the percentage interest of NTS-Properties IV to 7.69% and 10.92%, respectively.

         We consider current occupancy levels adequate to continue the operations of our joint venture properties. The L/U II Joint Venture, however, plans to replace the roof at Lakeshore Business Center Phase I, which is near the end of its expected useful life. Although no contract has been signed concerning replacement of the roof, we have spent approximately $8,000 in design fees. The total cost to replace the roof is expect to be approximately $200,000, $15,380 of which would be paid for by us based on our percentage of ownership in the L/U II Joint Venture. We intend to fund the replacement through its cash flows from operations. We had no other material commitments for renovations or capital improvements as of March 31, 2002.

         Our current business is consistent with our original purpose which was to acquire, directly or by joint venture, unimproved or partially improved land, to construct and otherwise develop apartment complexes or commercial properties on the land, and to own and operate the completed properties. Our original purpose also included our ability to invest in fully improved properties, either directly or by joint venture. Our properties are in a condition suitable for their intended use.

         Our ratio of earnings to fixed charges was 0.50 for the three months ended March 31, 2002, 2.27 for the year ended December 31, 2001 and 1.77 for the year ended December 31, 2000.

CASH DISTRIBUTION POLICY

         We began operations in April of 1987 and paid quarterly distributions of $3.77 per interest from October 1, 1988 through March 31, 1991, at which point we suspended distributions due to insufficient cash generated from our operations. We have not paid distributions since 1991 and following the merger, limited partners will not be eligible to receive distributions from ORIG.

                   EXECUTIVE OFFICERS OF THE CORPORATE GENERAL
                         PARTNER OF OUR GENERAL PARTNER

         J.D. Nichols. Mr. Nichols is the manager of ORIG. During the past 5 years, Mr. Nichols has served as Chairman of the Board of Directors of each of the following companies: (i) NTS Development Company, a real estate development corporation and a wholly-owned subsidiary of NTS Corporation; (ii) NTS Capital Corporation, the corporate general partner of our general partner; (iii) NTS Corporation; and (iv) BKK Financial, Inc. ("BKK"), an Indiana corporation and our affiliate. Mr. Nichols serves as the managing general partner of our general partner. Mr. Nichols was named as a defendant in the lawsuit described in this information statement. Mr. Nichols believes the lawsuit is without merit and intends to defend it vigorously. See "INFORMATION ABOUT ORIG AND US."

         Brian F. Lavin. Since February, 1999, Mr. Lavin has served as President and Chief Operating Officer of NTS Development Company, NTS Capital Corporation and NTS Corporation. From July, 1997 through February, 1999, Mr. Lavin served as Executive Vice President of NTS Development Company and NTS Capital Corporation. Prior to July, 1997, Mr. Lavin served as the Executive Vice President of Paragon Group, Inc. Mr. Lavin was named as a defendant in the lawsuit described in this information statement. Mr. Lavin believes the lawsuit is without merit and intends to defend it vigorously. See "INFORMATION ABOUT ORIG AND US."

         Gregory A. Wells. Since July, 1999, Mr. Wells has served as Senior Vice President and Chief Financial Officer of NTS Development Company, NTS Capital Corporation and NTS Corporation. From May, 1998 through July, 1999, Mr. Wells served as Chief Financial Officer of Hokanson Companies, Inc. From January, 1995 until May, 1998, Mr. Wells served as Vice President and Treasurer of Hokanson Construction. The principal business of Hokanson Construction is construction of commercial buildings and residences, and the principal business of Hokanson Companies, Inc. is property management.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of February 15, 2002 with respect to the beneficial ownership of our limited partnership interests by all persons known to own more than five percent of these interests, or to be a member of a group that owns more than five percent of the interests, based on information furnished by such persons or contained in filings made with the Securities and Exchange Commission:

                                                       NUMBER OF INTERESTS                   PERCENTAGE OF OUTSTANDING
NAME                                                   BENEFICIALLY OWNED                            INTERESTS
----                                                   ------------------                            ---------

ORIG, LLC                                               328,363.25(1)(2)                              51.02%

J.D. Nichols                                            328,363.25(1)(3)                              51.02%

NTS-Properties Plus Associates                          328,363.25(1)(4)                              51.02%

Ocean Ridge                                             328,363.25(1)(5)                              51.02%


------------------------------

(1) Includes 312,845.25 interests owned by ORIG, 15,513 interests owned by Ocean Ridge and five interests owned by our general partner.

(2) ORIG directly owns 312,845.25 interests and indirectly beneficially owns the remaining 15,518 interests, 15,513 of which are owned by Ocean Ridge and five of which are owned by our general partner. These interests are attributed to ORIG by virtue of the "Group" status of ORIG, Mr. Nichols, our general partner and Ocean Ridge as described below. ORIG disclaims beneficial ownership of 15,518 of these interests, including 15,513 interests owned by Ocean Ridge and five interests owned by our general partner.

(3) Prior to December 31, 2000, Mr. Nichols owned 90% of the outstanding membership interests in ORIG and Mr. Lavin owned the remaining 10%. As of December 31, 2000, Mr. Nichols transferred 89% of the outstanding membership interests in ORIG and retained 1% of the outstanding membership interests in ORIG. Mr. Nichols transferred 15% of the outstanding membership interests in ORIG to Mr. Lavin who currently owns 25% of the outstanding membership interests in ORIG and 74% of the outstanding membership interests in ORIG to his wife, Barbara Nichols, who currently owns 74% of the outstanding membership interests. Mrs. Nichols does not have the right to vote these membership interests and holds only an economic interest in ORIG. As a result of Mr. Nichols' control of the voting power of ORIG, all 312,845.25 of the interests directly owned by ORIG are attributed to Mr. Nichols. The remaining 15,518 interests, 15,513 of which are owned by Ocean Ridge and five of which are owned by our general partner, are attributed to Mr. Nichols by virtue of the "group" status of ORIG, Mr. Nichols, our general partner and Ocean Ridge as described below. Mr. Nichols disclaims beneficial ownership of 325,234.80 of these interests, including 99% of the interests owned by ORIG, or 309,716.80, 15,513 interests owned by Ocean Ridge and five interests owned by our general partner.

(4) Our general partner directly owns five interests and indirectly beneficially owns the remaining 328,358.25 interests, 15,513 of which are owned by Ocean Ridge and 312,845.25 of which are owned by ORIG. These interests are attributed to our general partner by virtue of the "Group" status of ORIG, Mr. Nichols, our general partner and Ocean Ridge as described below. Our general partner disclaims beneficial ownership of 328,658.25 of these interests, including 312,845.25 interests owned by ORIG and 15,513 interests owned by Ocean Ridge.

(5) Ocean Ridge directly owns 15,513 interests and indirectly beneficially owns the remaining 312,850.25 interests, five of which are owned by our general partner and 312,845.25 of which are owned by ORIG. These interests are attributed to our general partner by virtue of the "Group" status of ORIG, Mr. Nichols, our general partner and Ocean Ridge as described below. Ocean Ridge disclaims beneficial ownership of 312,850.25 of these interests, including 312,845.25 interests owned by ORIG and five interests owned by our general partner.

         ORIG, Mr. Nichols, our general partner and Ocean Ridge may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934. ORIG, Mr. Nichols, our general partner and Ocean Ridge may be deemed a "group" because Mr. Nichols has the right to vote or direct the voting of all of the interests directly owned by each of these persons.

                             INDEPENDENT ACCOUNTANTS

         The firm of Arthur Andersen LLP has served as our independent public accountant since our inception. Our financial statements contained in our annual reports on Form 10-K for the years ended December 31, 2001, and December 31, 2000, each incorporated by reference into this Information Statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports appearing therein. Reference is made to the reports, which include an explanatory paragraph with respect to the uncertainty regarding our ability to continue as a going concern as discussed in Note 1 to the financial statements.

                            LIMITED PARTNER PROPOSALS

         If the merger is completed, we will have no public limited partners, and there will be no public participation in any future meetings of ORIG for our limited partners. However, if the merger is not completed, our limited partners will continue to be entitled to attend and participate in our limited partner meetings. Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, any limited partner of ours who wishes to present a proposal at a meeting of limited partners, in the event the merger is not consummated, and who wishes to have the proposal included in our proxy statement for that meeting must deliver a copy of the proposal to NTS-Properties Plus Associates, 10172 Linn Station Road, Louisville, Kentucky 40223 within a reasonable time before we deliver our proxy statement to limited partners for that meeting in order for the proposal to be considered by our general partner for inclusion in the proxy statement.

         In order for a limited partner to bring other business before a meeting, timely notice must be received by us within a reasonable time before we deliver our proxy statement to limited partners for that meeting. The notice must include a description of the proposed business, the reasons therefor, and other specific matters. These requirements are separate from and in addition to the requirements a limited partner must meet to have a proposal considered for inclusion in our proxy statement. In each case, the notice must be given to our general partner at the address listed above. Any limited partner desiring a copy of our partnership agreement will be furnished one without charge upon written request to our general partner.

                              AVAILABLE INFORMATION

         Because the merger is a "going private" transaction, ORIG, J.D. Nichols and Brian Lavin have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. The Schedule 13E-3 and our reports, proxy statements and other information previously filed with the Securities and Exchange Commission contain additional information about us. A copy of the appraisal prepared by Integra, including its opinion as to the fairness to limited partners not affiliated with us, ORIG, Ocean Ridge or our general partner, of the consideration to be received in the merger, was filed as an exhibit to the Schedule 13E-3. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any interested limited partner, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail by written request directed to NTS-Investor Services, 10172 Linn Station Road, Louisville, Kentucky 40223.

         We have been subject to the informational requirements of the Exchange Act since 1987, and, in accordance with these requirements, filed reports and other information with the Securities and Exchange Commission. These reports and other information may be inspected and copied or obtained by mail upon payment of the Securities and Exchange Commission's prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W. Room 1024, Washington,

D.C. 20549 and at its regional office at 175 W. Jackson Boulevard Suite 900, Chicago, IL 60604. Some reports and other information filed by us may also be obtained at the SEC's World Wide Web site, located at http://www.sec.gov.

         This information statement includes information required to be disclosed pursuant to Rule 14c-2 under the Exchange Act.

         The Securities and Exchange Commission allows us to "incorporate by reference" information into this information statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this information statement, except for any information superseded by information contained directly in this information statement. This information statement incorporates by reference the documents described below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about us and our financial condition.

         DOCUMENTS INCORPORATED BY REFERENCE ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO: NTS-INVESTOR SERVICES, 10172 LINN STATION ROAD, LOUISVILLE, KENTUCKY 40223.

         The following documents filed with the Securities and Exchange Commission by us are incorporated herein by reference:


         1. The Partnership's Annual Reports on Form 10-K for the years ended December 31, 2001 and December 31, 2000; and


         2. The Partnership's Quarterly Report on Form 10-Q for the period ended March 31, 2002.

         All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this information statement until 20 days following the mailing of this information statement, will also be deemed to be incorporated into this information statement by reference.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is being entered into this 1st day of March, 2002, by and between ORIG, LLC, a Kentucky limited liability company ("ORIG"), and NTS-Properties Plus Ltd., a Florida limited partnership ("NTS").

                                    RECITALS

         A. ORIG, NTS-Properties Plus Associates, a Kentucky limited partnership and the general partner of NTS (the "GENERAL PARTNER"), and Ocean Ridge Investments, Ltd., a Kentucky limited liability partnership affiliated with ORIG, the General Partner and NTS ("OCEAN RIDGE"), collectively own over 50% of the outstanding limited partnership interests in NTS (the "INTERESTS") (collectively, ORIG, the General Partner and Ocean Ridge are referred to as the "MAJORITY INTEREST HOLDERS").

         B. The Majority Interest Holders desire that NTS merge with and into ORIG with ORIG being the surviving entity.

         C. The Manager of ORIG and the General Partner of NTS each have approved the Merger (as defined below) upon and subject to the terms and conditions set forth in this Agreement.

         D. The Members of ORIG and the Majority Interest Holders have approved the Merger (as defined below) upon and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 MERGER. Upon and subject to the terms and conditions set forth in this Agreement and in accordance with the Kentucky Limited Liability Company Act (the "ACT") and the Florida Revised Uniform Limited Partnership Act, as amended (the "FRULPA"), NTS shall be merged with and into ORIG (the "MERGER"). Following the Merger, ORIG shall continue to exist as the surviving entity (sometimes referred to as "SURVIVING ENTITY") and the separate existence of NTS shall cease.

         1.2 FILING AND EFFECTIVE TIME. Upon fulfillment of the conditions set forth herein, ORIG shall execute and file with the Secretary of State of the State of Kentucky the Articles of Merger, appropriately completed and executed in accordance with Section 275.360 of the Act and NTS shall execute and file with the Secretary of State of the State of Florida the Articles of Merger, appropriately completed and executed in accordance with Section 620.203 of the FRULPA. The Merger shall become effective (the "EFFECTIVE TIME") upon the filing of the Articles of Merger with the Secretary of State of the State.

         1.3. EFFECTS OF THE MERGER. At the Effective Time, the Merger shall have the following effects:

                  (a) The Articles of Organization of ORIG, as amended, shall be the Articles of Organization of the Surviving Entity and limited liability shall be retained by the Surviving Entity. No amendment to the Articles of Organization of ORIG is desired.

                  (b) The Operating Agreement of ORIG, as in effect immediately prior to the Effective Time, shall be the Operating Agreement of Surviving Entity.

                  (c) All rights, privileges, powers of every kind and all property, real, personal, tangible and intangible of NTS shall be deemed transferred to Surviving Entity without further act or deed; PROVIDED, HOWEVER, that all liabilities and contracts of NTS as the same existed immediately prior to the Merger shall have been assumed by Surviving Entity, which shall thereafter be fully responsible and liable therefor.

                  (d) Each outstanding Interest shall be canceled and each outstanding Interest held by those limited partners of NTS other than the Majority Interest Holders (the "MINORITY INTEREST HOLDERS") shall be converted into the right to receive $1.30 per Interest for Interests held by such Minority Interest Holders.

                  (e) No membership interests in Surviving Entity shall be issuable in respect of the canceled Interests.

         1.4 NAME AND BUSINESS ADDRESS OF MANAGER OF SURVIVING ENTITY. The manager of the Surviving Entity is Mr. J.D. Nichols. The business address of Surviving Entity and Mr. Nichols is 10172 Linn Station Road Louisville, Kentucky 40223.

         1.5 SERVICE OF PROCESS IN FLORIDA. Pursuant to subsection (g)(2) of
Section 620.203of the FRULPA, Surviving Entity agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of NTS, including any suit or other proceeding to enforce the right of any dissenting partners of NTS pursuant to Section 620.205 of the FRULPA, and Surviving Entity shall irrevocably appoint the Secretary of State of the State of Florida as its agent to accept service of process in any such suit or other proceedings.

         1.6. FURTHER ASSURANCES. From time to time after the Effective Date of the Merger, as and when requested by ORIG, or its successors and assigns, each of the respective officers and the general partner of NTS shall execute and deliver such deeds and other instruments and will take or cause to be taken such further action as shall be necessary in order to vest or perfect in or to confirm, of record or otherwise, in ORIG, title to and possession of, all the property, rights, privileges, powers, immunities and franchises of NTS and otherwise carry out the purposes of this Agreement.

                                   ARTICLE II

                           CONDITIONS AND TERMINATION

         2.1 CONDITIONS. Each and every obligation of the parties under this Agreement will be subject to the satisfaction, at or before the Effective Time, to the condition that no action, suit, investigation or proceeding shall have been instituted or threatened against any of the parties to this Agreement, or any of the principals, officers, directors or managers of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         2.2 AMENDMENT. The General Partner hereby is authorized to amend this Agreement in its sole discretion and take any other action necessary or appropriate to ensure that the provisions of this Agreement comply with the Act, FRULPA, and any other applicable laws. By executing this Agreement each party hereby grants an irrevocable power of attorney to the General Partner to amend this Agreement as set forth in this Section 2.2.

         2.3 TERMINATION. Anything herein to the contrary notwithstanding, this Merger may be amended or terminated and abandoned by ORIG and/or NTS, as the case may be, at any time prior to the date each party files the Merger with each party's respective Secretary of State.

                                   ARTICLE III

                                     GENERAL

         3.1 PARTIAL INVALIDITY. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         3.2 SUCCESSORS AND ASSIGNS. This Agreement shall not be assignable prior to the Effective Time of the Merger by either party without the prior written consent of the other party, but if assigned with such consent shall inure to the benefit of and be binding upon the successor or assign of the assigning party before the Effective Time of the Merger and thereafter the Surviving Entity.

         3.3 INTERPRETATION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The headings of the several articles and sections herein are for convenience of reference only and shall not be a part of or affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on date first written above.


                        ORIG, LLC

                        By:     /s/ J.D. Nichols
                                --------------------------------------------
                        Its:    Manager

                        NTS-PROPERTIES PLUS LTD.

                        By: NTS-Properties Plus Associates, a Kentucky limited partnership and general partner of NTS-Properties Plus Ltd.

                                By: /s/ J. D. Nichols
                                    --------------------------------------
                                    Its: Managing General Partner

                                                                      Appendix B

                                Fairness Opinion


February 28, 2002


NTS-Properties Plus Associates
c/o Mr. J. D. Nichols
10172 Linn Station Road
Louisville Kentucky, 40223


Dear Mr. Nichols:

         Integra Realty Resources Kentucky-Southern Indiana has been asked to address the fairness to the limited partners of NTS-Properties Plus (the "Partnership) of a transaction (the "Proposed Transaction") between the Partnership and ORIG, LLC ("ORIG"). It is our understanding that the Proposed Transaction would involve the Partnership's merging with and into ORIG, with limited partners other than ORIG and affiliates of ORIG, NTS-Properties Plus Associates (the "General Partner") and the Partnership receiving cash consideration of $1.30 per limited partnership interest. In connection with the Proposed Transaction, the Partnership would cease to exist as a separate entity and ORIG would succeed to all of the assets and liabilities of the Partnership. In preparation of the fairness opinion the documents reviewed included the SEC publicly-filed Partnership documents, appraisals of real estate held by joint ventures in which the Partnership holds interests, the Valuation of Limited Partnership Interest report prepared by Integra Realty Resources Kentucky-Southern Indiana dated January 1, 2002, and documentation prepared by NTS Development Company.

         The real estate assets of the Partnership are joint venture interests in Blankenbaker Business Center Joint Venture and Lakeshore/University II Joint Venture. These two joint ventures collectively own Lakeshore Business Center Phases I, II, and III which are located in Fort Lauderdale, Florida and Blankenbaker Business Center IA located in Louisville, Kentucky. The properties in Fort Lauderdale, Florida and Louisville, Kentucky were inspected and appraised by Integra Realty Resources Kentucky-Southern Indiana. Members of the Appraisal Institute holding the MAI designation prepared the real estate appraisal reports, which were prepared to comply with Uniform Standards of Professional Appraisal Practice as complete appraisals and self-contained reports. The effective date of these reports is December 31, 2001.

         In conducting our analysis and arriving at the opinion expressed herein, we have reviewed historical financial data deemed relevant, which is publicly available and was furnished by NTS Development Company. This included real estate operating data, short and long term debt, and operating data regarding the Partnership. Also reviewed were the Partnership's 10Q and 10K filings. The Form 10Q reviewed was for the period ending September 30, 2001. The Forms 10K reviewed were for the periods ending December 31, 1999 and 2000. Also reviewed were the Valuation of Limited Partnership Interests report which estimates the value of the Interests and the proposed agreement and plan of merger.

         Integra Realty Resources Kentucky-Southern Indiana was requested to address the fairness of the Proposed Transaction to the Partnership's limited partners from a financial point of view. Integra Realty Resources Kentucky-Southern Indiana does not perform tax, accounting, or legal services or render such advice in review and analysis. We have relied upon the valuation of the physical assets which was performed by Integra Realty Resources Kentucky-Southern Indiana, the SEC filings, the financial statements, and other information provided by NTS Development Company.

         Lakeshore Business Center III has completed construction of an office building and is in the initial stages of leasing the space. The Lakeshore Business Center III appraisal addressed the partial occupancy of this asset. The purpose of the real estate appraisal, Valuation of Limited Partnership Interests report, and the financial analysis is to establish the value of the limited partnership interests. It is assumed that the financial statements provided reflect the financial condition of all assets of the Partnership. The Partnership financial statements specified the cash, accounts payable, accounts receivable, short term and long term liabilities, and other associated income and expenses. It is understood that in the Proposed Transaction all of the Interests, except Interests owned by affiliates of ORIG, the General Partner and the Partnership, will be converted into the right to receive the merger consideration of $1.30 per interest. We understand that limited partnership interests owned by affiliates of ORIG, the General Partner and the Partnership will be contributed to ORIG as part of the merger. The General Partner and affiliates currently own 308,205.25 limited partnership interests of the originally issued 685,647 limited partnership interests. The Partnership has retired the remaining Interests.

         The fairness opinion has been based upon a physical inspection by George M. Chapman of the Kentucky real property, but no inspection of the Florida real estate properties has been completed. Further, this fairness opinion has been based upon the real estate, net operating income, and values reported in the appraisals that are the major contributors to the value of the Interests. Valuation of the partnership's assets is on a cash basis and is documented in the Valuation of Limited Partnership Interests report. Three approaches were used to derive a value: comparable public partnerships analysis, comparable transaction analysis, and discounted cash flow analysis.

         The first approach is the traditional method using a comparable public partnership analysis. This analysis identified transactions in which no dividend was being paid and/or the buyer was acquiring a major or controlling interest in the outstanding interests. This is traditionally the most relied upon approach to value. This method identified seven transactions used in the final conclusions of the value of the enterprise from which the value of the equity was derived. The second method used is the comparable transaction analysis that identified companies in which controlling interest was being purchased. The investigation included a historical general summary of recent controlling interest premiums for stock transactions, and real estate related premiums. The resulting multiplier was applied to the recent range of unit sale prices to derive a value of the units, if controlling interest is to be acquired. The third method is a discounted cash flow model. Using the projected annual net incomes reported in the real estate appraisals and the Partnership's percentage ownership of each property, the annual real estate net operating incomes for the Partnership is determined. Other net income was taken from the financial statements included in the Partnership's Form 10K and 10Q filings. The results are found in the 10 year pro forma statement of cash flows and the reversionary value (sale price of the assets at the end of a 10 year term) less debt discounted to a present value using an appropriate rate. Since the Partnership owns a partial interest in several real properties and only through the acquiring of the joint venture interests could control of the property be obtained, a projected holding period was estimated. During this holding period it is assumed the Partnership's performance will be similar to that in the past. There does not appear to be any changes on the horizon which would improve performance in the next three years even though Lakeshore III will be fully occupied and a permanent loan will be placed on, this property. The appropriate discount rate was determined using the Weighted Average Cost of Capital and compared to all cash transactions for real estate nationally. This method takes into consideration any changes in income and debt over the holding period.

         The comparable public partnership analysis is a good indicator of value if the income, expenses, and debt are reasonably constant over the holding period. However, the Partnership shows significant variation over the ten-year pro forma period, reducing the reliability of this analysis. The reduced reliability is caused by using static EBIT (earnings before interest, income tax, depreciation and amortization) and a multiplier. Because of the heavy debt service for the next three years, after which time the mortgage is retired, causing large swings in income, this method produces less reliable results. The estimated values under this approach are $0.59 to $1.64 per Interest. The comparable transaction analysis produces the highest likely price that would be paid for acquiring a majority interest in an entity. The most reliable data was obtained from the statistical analysis and individual acquisition reported by Merger Stats. Even though ORIG has control of the Partnership, to gain majority interest will require a premium purchase price with the highest premium to be the upper limits of cost for acquiring majority status. The current results under this analysis are $1.25 to $1.35 per interest. The discounted cash flow analysis is believed to produce the most probable findings since this takes into consideration future changes in real estate income, debt, income, and expenses which accrue to the Partnership. The difficulty with using this method is selection of the appropriate discount rate, but is deemed to be less of a concern than failure to take into consideration changes in income and debt over the holding period, which is a shortcoming of other methods. The value derived from the discounted cash flow analysis is ($1.46) to ($1.73) Interest. This is the most reliable method of analysis since it specifically outlines future income and expenses of the real estate and the Partnership.

         This presentation does not address any other assets, holdings, partnerships, or ventures, nor does it provide an opinion as to the capital requirements or availability of capital by ORIG to furnish the merger consideration. Integra Realty Resources Kentucky-Southern Indiana was retained to provide this fairness opinion. Integra Realty Resources Kentucky-Southern Indiana has, in the past, had no interest in the Partnership and commits that it will not acquire any interest in the Partnership for the next 24 months. This opinion is for the use of the General Partner. Integra Realty Resources Kentucky-Southern Indiana requests prior approval for inclusion of this opinion in filings with the Securities and Exchange Commission. Parts of this letter may not be quoted or quotes extracted without prior approval. This opinion does not constitute a recommendation to the limited partners on any aspect of the Proposed Transaction or to ORIG if it engages in the Proposed Transaction.

         In conclusion, based upon the analysis presented, it is Integra Realty Resources Kentucky-Southern Indiana's opinion that as of January 1, 2002 the Proposed Transaction is fair to the Partnership's limited partners from a financial point of view.

Sincerely yours,




George M. Chapman MAI SRA CRE

GMC:lja